Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

by and among

COLONY CREDIT REAL ESTATE, INC.,

CREDIT RE OPERATING COMPANY, LLC,

CLNC MANAGER, LLC

and

SOLELY FOR THE PURPOSES SET FORTH IN SECTION 8.15,

COLONY CAPITAL INVESTMENT ADVISORS, LLC,

dated as of

April 4, 2021

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Exhibit A – Definitions

Exhibit B – Form of Assignment and Assumption

Exhibit C – Form of Stockholders Agreement

Exhibit D – Form of Transition Services Agreement

Exhibit E-1 – NY Office Sublease Term Sheet

Exhibit E-2 – LA Office Sublease Term Sheet

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TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of April 4, 2021, is entered into by and among Colony Credit Real Estate, Inc., a Maryland corporation (“CLNC”), Credit RE Operating Company, LLC, a Delaware limited liability company (“CLNC OP”), CLNC Manager, LLC, a Delaware limited liability company (“Manager”) and, solely for the purposes set forth in Section 8.15, Colony Capital Investment Advisors, LLC, a Delaware limited liability company (“CCIA” or the “Guarantor”). CLNC, CLNC OP and Manager are collectively referred to as the “Parties” and each individually as a “Party.” For purposes of this Agreement, all defined terms used in this Agreement and not defined in this Agreement shall have the meanings set forth on Exhibit A attached hereto.

RECITALS

WHEREAS, Manager is engaged in, among other things, the business of providing investment advisory services to CLNC and CLNC OP pursuant to that certain Amended and Restated Management Agreement, dated November 6, 2019, by and among Manager, CLNC OP and CLNC (the “Management Agreement”, and such business of providing investment advisory services to CLNC and CLNC OP, the “Business”);

WHEREAS, each of Manager and Guarantor is an indirectly wholly-owned subsidiary of Colony Capital Operating Company, LLC (“Colony OP”);

WHEREAS, on or prior to the date of this Agreement, a committee of the Independent Directors of the Board of Directors of CLNC (the “Special Committee”) approved and consented to this Agreement and the transactions contemplated hereby (the “Special Committee Approval”);

WHEREAS, on or prior to the date of this Agreement, the managing member of Manager approved and consented to this Agreement and the transactions contemplated hereby (the “Managing Member Approval”); and

WHEREAS, subject to the terms and conditions of this Agreement, effective as of the Closing, the Parties wish to terminate the Management Agreement and take certain other actions, in each case as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.

TERMINATION OF MANAGEMENT AGREEMENT; CLOSING

Section 1.01    Termination of the Management Agreement. At the Closing, the Management Agreement shall be terminated (the “Termination”) and except for Sections 13, 21, 23, 24, 25, 26 and 28 of the Management Agreement, which shall survive such Termination indefinitely, and Section 6 of the Management Agreement, which shall survive for a period of one (1) year after the Closing Date, the Management Agreement shall be void and of no further effect after the Closing (including, for the avoidance of doubt, any non-solicitation provision thereof);

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provided, however, that notwithstanding anything to contrary in this Agreement or the Management Agreement, Manager, CCIA and their respective Affiliates may not disclose any Confidential Information (as defined in the Management Agreement) to potential purchasers of Shares (as defined in the Stockholders Agreement) or other security interests of the Company or its Affiliates, or to any unaffiliated third party in connection with any of the types of actions described in Section 3.4 of the Stockholders Agreement, without the prior written consent of CLNC. For the avoidance of doubt, Manager, CLNC and CLNC OP hereby agree and irrevocably consent to the termination of the Management Agreement as set forth in and subject to the terms and conditions of this Section 1.01.

Section 1.02    Payment of Consideration; Assumed Liabilities. At the Closing, CLNC shall pay, or shall cause to be paid, (a) One Hundred Two Million Three Hundred Thousand Dollars ($102,300,000) (the “Termination Fee”), (b) the portion of the Personal Property Purchase Price payable to Manager at the Closing pursuant to Section 4.17 and (c) the NY Office Sublease Amount, if payable at the Closing pursuant to Section 4.17, and CLNC shall assume and agree to pay, perform and discharge the Assumed Liabilities. Other than the Assumed Liabilities, CLNC shall not assume, whether by assignment, express or implied contract, by operation of law or otherwise, or have any liability, obligation or responsibility for, any other liabilities of Manager, which shall remain the liability, obligation and responsibility of Manager in all respects.

Section 1.03    Closing. Subject to the terms and the satisfaction of the conditions set forth in ARTICLE VI of this Agreement (or the waiver thereof by the Party entitled to waive any such condition), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signature pages at 10:00 a.m., New York City time, on the last Business Day of the month in which all of the conditions to the Closing set forth in ARTICLE VI are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) unless another time or date or both is agreed to in writing by the Parties. The date on which the Closing occurs is herein referred to as the “Closing Date”. Subject to ARTICLE VII, failure to consummate the transactions contemplated by this Agreement on the date and time determined pursuant to this Section 1.03 shall not result in the termination of this Agreement and shall not relieve any Party of any obligation or covenant contained in this Agreement.

Section 1.04    Closing Deliverables.

(a)          At the Closing, Manager shall deliver, or cause to be delivered, to CLNC:

(i)    the Assignment and Assumption in the form of Exhibit B hereto (the “Assignment and Assumption”) duly executed by Manager;

(ii)    the Amended and Restated Stockholders Agreement in the form of Exhibit C hereto (the “Stockholders Agreement”) duly executed by Colony OP;

(iii)    copies of all consents, approvals, waivers and authorizations set forth in Section 1.04(a)(iii) of the Disclosure Schedules;

(iv)    a duly completed Internal Revenue Service Form W-9, executed by Manager;

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(v)    the Transition Services Agreement in the form attached hereto as Exhibit D (the “Transition Services Agreement”) duly executed by CCIA; and

(vi)    a certificate, dated the Closing Date and signed by a duly authorized officer of Manager (in his or her capacity as such and not individually), certifying that each of the conditions set forth in Section 6.03 have been satisfied.

(b)          At the Closing, CLNC shall deliver, or cause to be delivered, to Manager:

(i)    the Termination Fee, the portion of the Personal Property Purchase Price, if payable to Manager at the Closing pursuant to Section 4.17 and the NY Office Sublease Amount, if payable at the Closing pursuant to Section 4.17, by wire transfer of immediately available funds to an account or accounts designated in writing by Manager to CLNC prior to the Closing Date;

(ii)    the Assignment and Assumption duly executed by CLNC;

(iii)    the Transition Services Agreement duly executed by CLNC Advisors, LLC (“CLNC Advisors”);

(iv)    the Stockholders Agreement duly executed by CLNC;

(v)    copies of all consents, approvals, waivers and authorizations set forth in Section 1.04(b)(v) of the Disclosure Schedules; and

(vi)    a certificate dated the Closing Date and signed by a duly authorized officer of CLNC and CLNC OP (in each case, in his or her capacity as such and not individually), that each of the conditions set forth in Section 6.02 have been satisfied.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF MANAGER

Except as otherwise disclosed in (a) the forms, schedules, prospectuses, registration statements, reports and other documents filed or furnished by CLNC (or its predecessor registrant) with the SEC and publicly available prior to the date of this Agreement (excluding any disclosures set forth in such SEC filings relating to forward-looking statements) or (b) the Disclosure Schedules, Manager represents and warrants to CLNC and CLNC OP that the statements contained in this ARTICLE II are true and correct as of the date hereof and as of the Closing Date.

Section 2.01    Organization and Qualification of Manager. Manager is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it.

Section 2.02    Authority of Manager. Each of Manager, CCIA and Colony OP has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery

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by each of Manager, CCIA and Colony OP of this Agreement and any other Transaction Document to which it is a party, the performance by each of Manager, CCIA and Colony OP of its obligations hereunder and thereunder and the consummation by each of Manager, CCIA and Colony OP of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Manager, CCIA and Colony OP. This Agreement has been duly executed and delivered by Manager and CCIA, and (assuming due authorization, execution and delivery by CLNC and CLNC OP) this Agreement constitutes a legal, valid and binding obligation of Manager and CCIA, enforceable against Manager and CCIA in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Manager, CCIA or Colony OP is or will be a party has been duly executed and delivered by Manager, CCIA or Colony OP (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Manager, CCIA or Colony OP, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Managing Member Approval is the only corporate approval on the part of Manager required with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.03    No Conflicts; Consents. The execution, delivery and performance by each of Manager, CCIA or Colony OP of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Governing Instruments of Manager, CCIA or Colony OP (as applicable); (b) to Manager’s Knowledge, result in a violation or breach of any provision of any Law or Governmental Order applicable to Manager, CCIA or Colony OP (as applicable); or (c) except as set forth in Section 2.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement, contract, commitment, lease, guaranty, indenture, license or other arrangement or understanding binding upon Manager, CCIA or Colony OP or their respective Affiliates or its or their respective properties or assets; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect and is not reasonably likely to be, individually or in the aggregate, material to Manager, CCIA or Colony OP or their respective subsidiaries taken as a whole. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Manager, CCIA, Colony OP or their respective subsidiaries in connection with the execution and delivery of this Agreement or any of the other Transaction Documents to which Manager, CCIA or Colony OP is a party and the consummation of the transactions contemplated hereby and thereby (as applicable), except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 2.04    Legal Proceedings. There are no Proceedings pending or, to Manager’s Knowledge, threatened against or by (a) Manager, CCIA, Colony OP or their respective controlled

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Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, or (b) except for the Specified Litigation, AMC Opco.

Section 2.05    Brokers. Except as set forth in Section 2.05 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Manager, CCIA, Colony OP or their respective controlled Affiliates.

Section 2.06    Title to Assigned Assets. Manager has good and valid title to, or a valid leasehold interest in, the Assigned Assets.

Section 2.07    Independent Investigation; No Other Representations and Warranties. Each of Manager and CCIA acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, each of Manager and CCIA has relied solely upon its own investigation and the express representations and warranties of CLNC and CLNC OP set forth in ARTICLE III of this Agreement (including related portions of the Disclosure Schedules); and (b) except for the representations and warranties contained in ARTICLE III (as qualified by the related portions of the Disclosure Schedules), neither CLNC, CLNC OP, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of CLNC, CLNC OP or their respective Affiliates, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to Manager or CCIA (including any information, documents or materials made available to Manager or CCIA in management presentations or in any other form in expectation of the transactions contemplated hereby) or any representation or warranty arising from statute or otherwise in law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF CLNC AND CLNC OP

Except as otherwise disclosed in (a) the forms, schedules, prospectuses, registration statements, reports and other documents filed or furnished by CLNC (or its predecessor registrant) with the SEC and publicly available prior to the date of this Agreement (excluding any disclosures set forth in such SEC filings relating to forward-looking statements) or (b) the Disclosure Schedules, each of CLNC and CLNC OP represents and warrants to Manager that the statements contained in this ARTICLE III are true and correct as of the date hereof and as of the Closing Date.

Section 3.01    Organization and Qualification of CLNC and CLNC OP. CLNC is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it. CLNC OP is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it.

Section 3.02    Authority of CLNC and CLNC OP. Each of CLNC, CLNC OP and their respective subsidiaries has all necessary corporate or limited liability company (as applicable)

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power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of CLNC, CLNC OP and their respective subsidiaries of this Agreement and any other Transaction Documents to which it is a party, the performance by CLNC, CLNC OP and their respective subsidiaries of its obligations hereunder and thereunder and the consummation by CLNC, CLNC OP and their respective subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of CLNC, CLNC OP and their respective subsidiaries. This Agreement has been duly executed and delivered by CLNC and CLNC OP, and (assuming due authorization, execution and delivery by Manager and CCIA) this Agreement constitutes a legal, valid and binding obligation of each of CLNC and CLNC OP enforceable against CLNC and CLNC OP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which CLNC, CLNC OP and their respective subsidiaries is or will be a party has been duly executed and delivered by CLNC, CLNC OP and their respective subsidiaries (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of CLNC, CLNC OP and their respective subsidiaries, as applicable, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Special Committee Approval is the only corporate approval on the part of CLNC and CLNC OP required with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the change in manager of CLNC required pursuant to the Investment Advisers Act of 1940, as amended and the Management Agreement.

Section 3.03    No Conflicts; Consents. The execution, delivery and performance by each of CLNC, CLNC OP and their respective subsidiaries of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Governing Instruments of CLNC, CLNC OP or their respective subsidiaries (as applicable); (b) to CLNC’s Knowledge, result in a violation or breach of any provision of any Law or Governmental Order applicable to CLNC, CLNC OP or their respective subsidiaries (as applicable); or (c) except as set forth in Section 3.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement, contract, commitment, lease, guaranty, indenture, license or other arrangement or understanding binding upon CLNC, CLNC OP or their respective subsidiaries or their respective properties or assets; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect and is not reasonably likely to be, individually or in the aggregate, material to CLNC and its subsidiaries taken as a whole. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to CLNC, CLNC OP or their respective subsidiaries in connection with the execution and delivery of this Agreement or any of the other Transaction Documents to which CLNC, CLNC OP or their respective subsidiaries is a party and

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the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.04    Legal Proceedings. There are no Proceedings pending or, to CLNC’s Knowledge, threatened against or by CLNC, CLNC OP or their respective subsidiaries that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 3.05    Brokers. Except as set forth in Section 3.05 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CLNC, CLNC OP, their respective subsidiaries or the Special Committee.

Section 3.06    Sufficiency of Funds. CLNC has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Termination Fee, the Accrued Fees, the Personal Property Purchase Price and the NY Office Sublease Amount, and to consummate the transactions contemplated by this Agreement.

Section 3.07    Independent Investigation; No Other Representations and Warranties. Each of CLNC and CLNC OP acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Party has relied solely upon its own investigation and the express representations and warranties of Manager and CCIA set forth in ARTICLE II and Section 8.15 of this Agreement (including related portions of the Disclosure Schedules); and (b) except for the representations and warranties contained in ARTICLE II and Section 8.15 (as qualified by the related portions of the Disclosure Schedules), neither Colony OP nor CCIA, nor any other Person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Colony OP, CCIA or their respective controlled Affiliates, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to CLNC or CLNC OP (including any information, documents or materials made available to CLNC or CLNC OP in management presentations or in any other form in expectation of the transactions contemplated hereby) or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV.

COVENANTS

Section 4.01    Preservation of Records; Post-Closing Access. Each Party shall, and shall cause its Affiliates to, preserve and keep the books and records held prior to the Closing by such Person (including tax records) relating to the Business, operations and financial condition of CLNC and CLNC OP for a period of seven (7) years from and after the Closing Date (or longer if required by Law) and, subject to the limitations set forth in Sections 2.2 and 2.3 of the Stockholders Agreement with respect to information accessed by or provided to Colony OP or its Affiliates, shall make such records (or copies) and its Representatives available, at reasonable times and upon reasonable advance notice and at the expense of the requesting Parties, to the other Parties and any of their respective Affiliates or Representatives as may be reasonably required by such Person in

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connection with any insurance claims by, legal proceedings or tax audits against, investigations of Governmental Authorities of, compliance with Law by, the preparation of financial statements of, or any other reasonable business need of such Party or any of its Affiliates. In the event that a Party intends to destroy, alter or otherwise dispose of any such books and records following the expiration of such seven-year period, such Party must first provide reasonable prior notice of such intended destruction to the other Parties, and provide such other Parties the opportunity to instead retrieve and/or copy such books and records.

Section 4.02    Conduct of Business. Between the date hereof and the earlier of the date this Agreement is terminated and the Closing Date, except as otherwise expressly provided herein, Manager will use commercially reasonable efforts to conduct the Business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, except as otherwise expressly contemplated by this Agreement or consented to in writing by CLNC (which consent shall not be unreasonably withheld or delayed), Manager shall not and shall cause its Affiliates to not, without the prior written consent of CLNC:

(a)      sell, license, transfer or assign its rights or obligations under the Management Agreement (or make or solicit any offers with respect thereto);

(b)      create or incur any Encumbrance on the Management Agreement or any Assigned Assets;

(c)      (i) enter into, terminate, or make any material change to, any agreement with any Employee, (ii) increase the compensation or benefits payable to any Employee, including, but not limited to, any severance, retention, incentive, termination or change-in-control pay, or make any commitment or agreement to do any of the foregoing, or (iii) terminate the employment of any Employee other than for cause;

(d)      enter into agreements, arrangements or understandings between Manager, CCIA, and their respective Affiliates, and its and their respective directors, officers, or employees on the one hand and CLNC, CLNC OP and their respective Affiliates on the other hand, other than in the ordinary course of business on arms’ length terms and that will terminate at or prior to the Closing; or

(e)      agree or commit to do any of the foregoing.

Section 4.03    Employees and Employee Benefits.

(a)      At least ten (10) Business Days prior to the Closing Date, CLNC shall, or shall cause an Affiliate of CLNC to, offer to each of the employees of Manager and/or any of its Affiliates who, as of the date of this Agreement, are primarily engaged in providing services under the Management Agreement, whose names are set forth on Section 4.03(a) of the Disclosure Schedules (the “Employees”) a position of employment or the opportunity to be employed by CLNC (or an Affiliate thereof), on substantially similar economic terms with regard to the sum of each such Transferred Employee’s current base salary, target cash bonus and target equity award, each as in effect on the date of this Agreement, provided that the form in which such compensation is paid does not need to be the same that the Transferred Employee currently receives from

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Manager or its Affiliate (such economic terms, the “Total Target Direct Compensation Opportunity”), with such employment to be effective as of the Closing Date, and Manager or its Affiliate, as applicable, shall terminate the employment of each such Employee effective as of 11:59 p.m., New York City time, on the date immediately preceding the Closing Date. Those Employees who accept employment offers from CLNC or an Affiliate of CLNC, as applicable, and commence employment with CLNC or an Affiliate of CLNC shall hereafter be referred to as “Transferred Employees.”

(b)      During the period commencing on the Closing Date and ending on the date which is twelve (12) months from the Closing (or if earlier, the date of the Transferred Employee’s termination of employment with CLNC or an Affiliate of CLNC), CLNC shall, or shall cause an Affiliate of CLNC to, maintain, for each Transferred Employee, (i) their respective Total Target Direct Compensation Opportunity (which shall include base salary or hourly wages which are no less than the base salary or hourly wages provided by Manager as of the date of this Agreement and previously provided to CLNC) and (ii) employee group health insurance benefits and defined contribution retirement plan benefits opportunities that are, in the aggregate, substantially similar to those provided to the Employees immediately prior to the Closing. During such twelve-month period following the Closing, no Transferred Employee shall be required to relocate more than twenty-five (25) miles from such Transferred Employee’s employment location as of the Closing.

(c)      CLNC shall, or shall cause its Affiliates to, give each Transferred Employee full credit for such Transferred Employee’s service with Manager or its Affiliates (and predecessors, as applicable) prior to the Closing for eligibility and vesting purposes and for purposes of vacation accrual and severance benefit determinations under any benefit plans established or maintained by CLNC or its Affiliates in which the Transferred Employee participates following the Closing to the same extent recognized by CLNC or its Affiliates immediately prior to the Closing under a comparable Benefit Plan in which the Transferred Employee participated; provided, however, that such service shall not be recognized (i) for purposes of benefits accrual under any defined benefit pension plans or retiree health or welfare plan or arrangement or (ii) to the extent that such recognition would result in a duplication of coverage or benefits with respect to the same period of service. CLNC shall, or shall cause its Affiliates to, (i) waive any preexisting condition limitations otherwise applicable to Transferred Employees and their eligible dependents under any plan maintained by CLNC or its Affiliates that provides health benefits in which Transferred Employees may be eligible to participate following the Closing; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by a Transferred Employee and his or her eligible dependents under the health plans in which such Transferred Employee participated immediately prior to the Closing during the portion of the plan year prior to the Closing in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans maintained by CLNC or its Affiliates in which such Transferred Employee is eligible to participate after the Closing in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Transferred Employee and his or her eligible dependents on or after the Closing, except to the extent such waiting period or requirement would have been applicable under a comparable Benefit Plan in which the Transferred Employee participated immediately prior to the Closing.

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(d)      Effective as of the Closing, except as may otherwise be agreed between the parties under the Transition Services Agreement, the Transferred Employees shall cease active participation in the Benefit Plans. Manager shall remain liable for all eligible claims for benefits under the Benefit Plans that are incurred by the Transferred Employees prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, short-term disability, and workers’ compensation insurance benefits, on the event giving rise to such benefits; (ii) medical, vision, dental, and prescription drug benefits, on the date the applicable services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability insurance carrier for the plan in which the applicable Transferred Employee participates.

(e)      This Section 4.03 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 4.03, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 4.03. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, including any Benefit Plan. The Parties hereto acknowledge and agree that the terms set forth in this Section 4.03 shall not create any right in any Transferred Employee or any other Person to any continued employment with CLNC or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 4.04    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by CLNC when due. CLNC shall, at its own expense, timely file any Tax return or other document with respect to such Taxes or fees (and Manager shall cooperate with respect thereto as necessary).

Section 4.05    Allocation. As soon as reasonably practicable after the date hereof, CLNC shall deliver to Manager (i) an allocation of the Personal Property Purchase Price and a portion of the Termination Fee (and any other amounts treated as consideration for assets for applicable Tax purposes) among any assets that, for U.S. income Tax purposes, are treated as assets purchased by CLNC (or its relevant Affiliates) and (ii) an allocation setting forth a portion of the Termination Fee that will be treated for tax purposes as allocable to the services to be provided by an Affiliate of Manager to an Affiliate of CLNC pursuant to the Transition Services Agreement, each determined in a manner consistent with applicable Tax Law (“CLNC’s Allocation Statement”). If Manager disagrees with CLNC’s Allocation Statement, Manager may, within ten (10) days after delivery of CLNC’s Allocation Statement, deliver a written notice together with reasonable supporting documentation (the “Manager Allocation Notice”) to CLNC to such effect, specifying those items as to which Manager disagrees and setting forth Manager’s proposed allocations. If the Manager Allocation Notice is timely delivered, CLNC and Manager shall, during the five (5) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocations. If CLNC and Manager are unable to reach such agreement within five (5) days following delivery of the Manager Allocation Notice, they shall promptly thereafter engage a nationally recognized third-party accounting firm mutually acceptable to both CLNC and Manager (the “Independent Accounting Firm”) to resolve any remaining disputes within the following five (5) days. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 4.05. shall

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be borne equally by CLNC and Manager. The allocations, as prepared by CLNC if no Manager Allocation Notice has been timely delivered, as adjusted pursuant to any agreement between CLNC and Manager, or as determined by the Independent Accounting Firm in accordance with the immediately preceding sentence (the “Allocations”), shall be final, conclusive and binding on the Parties absent manifest error. Neither CLNC nor Manager shall (and both CLNC and Manager shall cause their respective Affiliates not to) take any position inconsistent with the Allocations on any Tax return. in any Tax proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or foreign Law).

Section 4.06    Public Announcements. The Parties shall mutually agree in writing as to the timing and contents of any public announcement or other public communications in respect of this Agreement or the transactions contemplated hereby, including, for the avoidance of doubt, a press release announcing the execution of this Agreement (with each Party to consider the other Parties’ comments with respect to such press release and any other public announcement or public communications in good faith); provided, that this provision shall not limit any Party’s disclosure obligations as required by (i) applicable Law (including, for the avoidance of doubt, any filings pursuant to the Exchange Act) or (ii) the rules and regulations of any exchange on which such Party’s or its Affiliates’ securities are traded or listed (in either case, based upon the reasonable advice of counsel). Notwithstanding the foregoing, this Section 4.06 shall not apply to any press release or other public communication to the extent it is substantially consistent with any press release, public announcement or public communication previously issued or disclosed in accordance with this Section 4.06.

Section 4.07    Efforts to Consummate. Subject to the terms and conditions herein, the Parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including to have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided that such efforts on the part of each Party shall not require agreeing to any obligations or accommodations (financial or otherwise) binding on such Party in the event the Closing does not occur. The Parties acknowledge and agree that nothing contained in this Section 4.07 shall limit, expand or otherwise modify in any way any efforts standard explicitly applicable to any Party’s obligations under this Agreement. Each Party to this Agreement shall reasonably cooperate in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Parties each agree to promptly notify the other Parties of the existence of any event or circumstance that could reasonably be expected to result in any condition to the obligations of the other Parties to effect the transactions contemplated by this Agreement not to be satisfied.

Section 4.08    Indemnification of Manager. From and after the Closing, CLNC OP shall indemnify, defend and hold harmless Manager and its Affiliates and their respective Representatives (“Manager Indemnified Parties”) from and against, and pay on behalf of or reimburse such Manager Indemnified Parties for, any Loss which any such Manager Indemnified Party actually suffers, sustains or incurs, to the extent based on or arising out of, in whole or in

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part, the Assumed Liabilities or a Proceeding brought or threatened to be brought by a third-party unaffiliated with CLNC, Colony OP or their respective Affiliates, which primarily relates to the operation of the Business following the Closing to which a Manager Indemnified Party is made or threatened to be made a party by virtue of its having provided investment advisory services to CLNC and CLNC OP pursuant to the Management Agreement prior to the Termination.

Section 4.09    Intercompany Agreements. Except with respect to the agreements, arrangements and understandings set forth in Section 4.09 of the Disclosure Schedules and the Transaction Documents, the Parties shall use their respective reasonable best efforts to terminate at or as promptly as possible after Closing all agreements, arrangements and understandings between Colony OP, CCIA and their respective Affiliates and its and their directors, officers and employees on the one hand and CLNC, CLNC OP and their respective Affiliates on the other hand.

Section 4.10    Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.11    Indemnification of Officers and Directors.

(a)      From the Closing Date until the sixth anniversary thereof, CLNC shall, to the fullest extent permitted under applicable requirements under the laws of the State of Maryland in effect from time to time, and without requiring a preliminary determination of the ultimate entitlement to indemnification, provide indemnification to each Indemnified Person to the same extent as and under the same conditions and procedures to which such Indemnified Person is entitled on the date of this Agreement under the Governing Instruments of CLNC and its subsidiaries and as provided in employment or indemnification agreements with such Indemnified Person as in effect on the date of this Agreement in connection with any pending or threatened Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer or person serving at the request of CLNC and its subsidiaries, or is or was serving at the request of CLNC as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, at or prior to the Closing and pertaining to any and all matters pending, existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, including any such matter arising under any claim with respect to the transactions contemplated hereby. Without limiting the foregoing, from the Closing Date until the sixth anniversary thereof, CLNC shall also, to the fullest extent permitted under applicable requirements under Law, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 4.11(a) within fifteen (15) days after receipt by CLNC of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of CLNC to repay such advanced costs and expenses if it is ultimately determined in a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 4.11(a).

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(b)      From the Closing Date until the sixth anniversary thereof, CLNC shall not amend, repeal or otherwise modify the exculpation, indemnification and advancement of expenses provisions of the Governing Instruments of CLNC and its subsidiaries as in effect immediately prior to the Closing or in any indemnification contracts of CLNC or its subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Closing, in each case in any manner that would adversely affect the rights thereunder of any individuals who at the Closing were current or former directors, officers or employees of CLNC or its subsidiaries.

(c)      From the Closing Date until the sixth anniversary thereof, CLNC shall maintain in effect CLNC’s and its subsidiaries’ current directors’ and officers’ liability insurance policies covering acts or omissions occurring (or alleged to occur) at or prior to the Closing with respect to Indemnified Persons (provided that CLNC may substitute therefor policies with reputable carriers of at least substantially similar coverage containing terms, conditions and exclusions that are not less favorable to the Indemnified Persons); provided, however, that in no event shall CLNC be required to expend pursuant to this Section 4.11(c) more than an amount per year equal to 250% of current annual premiums paid by CLNC for such insurance. In the event that, but for the proviso to the immediately preceding sentence, CLNC would be required to expend more than 250% of the current annual premiums, CLNC shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 250% of current annual premiums. In lieu of the foregoing, CLNC may, at its election, purchase from a reputable carrier a six (6)-year prepaid “tail policy” of at least substantially similar coverage containing terms, conditions and exclusions that are not less favorable to the Indemnified Persons, acts or omissions occurring (or alleged to occur) at or prior to the Closing with respect to Indemnified Persons, at an aggregate cost not exceeding the aggregate maximum amount payable pursuant to the provisions above for such six (6)-year period; provided, that if the cost of such insurance coverage exceeds such maximum amount, CLNC shall obtain a policy with the greatest coverage available for a cost not exceeding such maximum amount. The provisions of this Section 4.11 shall survive the consummation of the Closing for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification that exist prior to the Closing or are asserted or made within such six (6)-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. The provisions of this Section 4.11 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Law, this Section 4.11 may not be amended, altered or repealed after the Closing in such a manner as to adversely affect the rights of any Indemnified Person or any of his or her heirs without the prior written consent of the affected Indemnified Person.

(d)      In the event CLNC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, CLNC shall ensure that proper provision is made so that the successors and assigns of CLNC assume the obligations set forth in this Section 4.11. For the avoidance of doubt, nothing in this Section 4.11 shall be deemed to provide Colony OP, CCIA or any of their respective Affiliates a consent right over such merger or other transaction.

Section 4.12    Retained Names and Marks.

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(a)      Each of CLNC and CLNC OP agrees and acknowledges that, except as set forth in this Section 4.12, nothing herein grants CLNC, CLNC OP or their respective Affiliates any trademark rights in any of the words, marks, corporate symbols, acronyms or logos listed on Section 4.12(a) of the Disclosure Schedules or any confusingly similar derivation thereof (collectively the “Colony Marks”). Except as set forth in this Section 4.12 or Section 4.12(b) of the Disclosure Schedules, neither CLNC nor CLNC OP shall, and CLNC and CLNC OP shall cause their respective Affiliates not to, use the Colony Marks in connection with the products or services of CLNC and its Affiliates or for any other trademark purpose following the Closing.

(b)      Each of CLNC and CLNC OP acknowledges and agrees that effective as of the Closing, the Trademark License Agreements automatically terminate and will be of no further force or effect. Subject to compliance with the quality control provisions and other terms of this Section 4.12, beginning on the Closing Date and until the twelve (12)-month anniversary thereof (or such earlier date as to which CLNC provides a written notice to Manager that it will cease to use the Colony Marks) (the “Marks Transition Period”), Manager and its Affiliates hereby grant to CLNC and its Affiliates a non-exclusive, royalty-free license to use the Colony Marks in connection with the business of CLNC and its controlled Affiliates to the extent and in substantially the same manner as used prior to Closing (including on websites and materials such as signs, account statements, prospectuses, invoices, order forms, labels, letterheads, business cards and corporate names, registered names, fictitious or doing-business-as names or other similar applications). Notwithstanding and without limiting the foregoing, CLNC and its controlled Affiliates shall use commercially reasonable efforts to minimize and cease use of the Colony Marks by CLNC and its Affiliates following the date hereof (and in any event prior to the expiration of the Marks Transition Period) including by (i) making filings with any Governmental Authority and take all other actions to eliminate the use of the term “Colony,” either alone or in combination with other words or elements, or any confusingly similar derivation thereof, from CLNC’s and its controlled Affiliates’ respective corporate names, registered names, fictitious or doing-business-as names or other similar applications and (ii) ceasing the use of the Colony Marks in the business of CLNC and its Affiliates, including by removing the Colony Marks from their respective signs, account statements, prospectuses, invoices, order forms, labels, letterheads and business cards.

(c)      As licensee of the Colony Marks, CLNC and its Affiliates shall: (i) maintain the quality of the goods and services with which such Colony Marks are used at least the same level of quality maintained by them prior to the Closing; (ii) comply with all applicable Laws and regulations pertaining to the goods and services with which such Colony Marks are used; (iii) use the Colony Marks in accordance with sound trademark usage principles and adhere to Manager’s reasonable instructions regarding use and appearance of the Colony Marks; (iv) upon Manager’s reasonable request, permit Manager to inspect the quality of the goods and services with which such Colony Marks are used or otherwise provide Manager confirmation that applicable quality standards are being met or exceeded, and promptly correct, any material deficiencies in quality identified by Manager, and (v) not use the Colony Marks in any manner that would detract from the goodwill associated with such Colony Marks.

(d)      Notwithstanding anything to the contrary herein, CLNC, CLNC OP and their respective Affiliates shall not be in breach of this Section 4.12, even after the Mark Transition Period, by reason of any use by CLNC, CLNC OP and their respective Affiliates of the Colony

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Marks (i) in internal historical, tax, employment or similar records or for purposes of disclosures as are reasonably necessary and appropriate to describe the historical relationship of the Parties, and (ii) in a manner that does not constitute a “trademark use” or that otherwise constitutes a “nominative use” under applicable Law; provided that such use does not give rise to a likelihood of confusion as to the source or origin of any goods or services or imply any endorsement by, or ongoing association with, Manager and its Affiliates.

(e)      All goodwill arising from the use of the Colony Marks as described in this Section 4.12 shall inure to the sole and exclusive benefit of Manager and its Affiliates.

(f)      Notwithstanding the foregoing, nothing in this Section 4.12 shall restrict CLNC, CLNC OP or their respective Affiliates rights in and rights to use “CLNC” as a mark, corporate symbol, acronym, logo or otherwise.

Section 4.13    Non-Solicitation. For a period of two (2) years after the Closing Date, Manager agrees that it shall not, and shall cause its Affiliates not to, without CLNC’s prior written consent, solicit for employment, employ or otherwise retain any employee of CLNC or its subsidiaries (each, a “Protected Person”). Notwithstanding the foregoing, the terms “solicit for employment” and “employ” shall not be deemed to include (a) general solicitations of employment through a public medium, such as general advertisements, not specifically directed towards or targeting the Protected Persons, (b) solicitations conducted through a recruiting or search firm retained by the Manager or its Affiliates, which recruiting or search firm was not directly or indirectly instructed by Manager or its Affiliates to target Protected Persons, and (c) any solicitation or hiring of any Protected Person who has been terminated by CLNC or its Affiliates (provided that any such solicitation of such Protected Person has not occurred prior to such termination). Manager acknowledges and agrees that, in addition to any damages, CLNC may be entitled to equitable relief for any violation of this Section 4.13 by Manager or its Affiliates, including injunctive relief.

Section 4.14    Confidentiality. From and after the Closing, (i) CLNC, CLNC OP and their respective Affiliates shall be permitted to retain any information, files, documents and other materials related to Manager or its Affiliates or their respective business, which CLNC, CLNC OP and their respective Affiliates obtained prior to Closing and (ii) Manager, CCIA, Colony OP and their respective Affiliates shall be permitted to retain any information, files, documents and other materials related to CLNC and CLNC OP or their Affiliates or the Business, which Manager and its Affiliates acquired pursuant to the Management Agreement prior to Closing, in each case which are retained on e-mail platforms, in archival back-up tapes or similar storage media or otherwise retained, and which cannot be expunged without considerable efforts, provided that such materials, to the extent containing confidential information of another Party (but, for the avoidance of doubt, excluding confidential information to the extent of or relating to the Party retaining such confidential information, its Affiliates and their respective businesses, assets, financial condition and operations), are kept confidential and not used for the benefit of any other Person; provided, however, that the foregoing confidentiality obligations shall not apply to the extent disclosure is required to be made pursuant to applicable Law, Governmental Authority, duly authorized subpoena or court order, or to the extent disclosure is required to be included in any governmental or regulatory filings made by a Party; provided, further, that in the event that a Party or its Affiliates is so required to make such disclosure, such applicable Person shall (i) promptly notify the

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applicable Party thereof to the extent permitted by Law of the existence, terms and circumstances surrounding the law or legal process requiring disclosure of such information, (ii) consult with such other Party on the advisability of taking steps to resist or narrow such disclosure obligation, (iii) if disclosure of such information is required, furnish only such portion of the information as such Person is advised by counsel is legally required to be disclosed, and (iv) cooperate, at such other Party’s expense, with any action reasonably requested by such other Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the information that is required to be disclosed. Notwithstanding anything to the contrary contained herein, the foregoing provisions shall not apply to the extent disclosure is necessary in order for such Party to perform its obligations pursuant to the Transition Services Agreement. Notwithstanding the foregoing, such confidential information shall not include information that (A) is or becomes part of the public domain other than by a disclosure by the applicable Party or any of its Affiliates or their respective Representatives in breach of this Section 4.14, (B) was already in the possession of the applicable Party or its Affiliates (unless such information was in the possession of the applicable Party or its Affiliates in a fiduciary capacity or under a written obligation of confidentiality), (C) was obtained by the applicable Party from a third party, which third party did not disclose such information, to the applicable Party’s knowledge, in breach of a confidentiality obligation of such third party not to disclose such information or (D) was developed independently by the applicable Party without using or referring to any of such other Party’s confidential information. It is understood and agreed that for purposes of this Section 4.14, there shall be no legal requirement to disclose any confidential information solely by virtue of the fact that, absent such disclosure, a Party its Affiliates would be restricted from transacting in securities of the other Party or would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

Section 4.15    Fees. Any accrued and payable but unpaid Base Management Fee (as defined in the Management Agreement) and Incentive Fee (as defined in the Management Agreement) payable to Manager pursuant to Sections 8 and 9, respectively, of the Management Agreement as of the Closing Date (the foregoing, “Accrued Base/Incentive Fees”), and any accrued and payable but unpaid expenses and fees payable to Manager pursuant to Sections 11 and 12 of the Management Agreement as of the Closing Date (“Manager Expenses”) shall be paid in full by the Company to Manager in cash as promptly as reasonably practicable after the Closing Date, but in no event later than thirty (30) days after the Closing Date. Manager acknowledges and agrees that (i) the only period for which Accrued Base/Incentive Fees are due and payable is from January 1, 2021 through the Closing Date and for no other periods whatsoever, (ii) except as provided by the foregoing clause (i), the Company’s obligation to pay any such fees under the Management Agreement shall terminate in its entirety at the Closing, and (iii) the only period for which Manager Expenses are due and payable is the period prior to the Closing Date.

Section 4.16    Equity Awards. CLNC shall cause the equity awards set forth on Section 4.16 of the Disclosure Schedules to be treated pursuant to the terms set forth on such schedule.

Section 4.17     Subleases.

(a)      From the date hereof until the date that is 90 days after the Closing (the “End Date”), CCIA and CLNC shall, and shall cause their respective controlled Affiliates to, use commercially reasonable efforts to (1) obtain the consent of the NY Landlord, in form and

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substance reasonably acceptable to CCIA and CLNC (the “NY Landlord Consent”) to enter into an agreement for the sublease of certain premises under the NY Office Lease to CLNC Advisors; provided, that neither Party nor their respective Affiliates shall be required to pay any fees to the NY Landlord or agree to any concessions to the NY Landlord in order to obtain the NY Landlord Consent, and (2) negotiate and enter into a sublease for the NY Office Lease on terms consistent in all material respects with the term sheet attached hereto as Exhibit E-1 (the “NY Office Sublease Term Sheet” and such sublease, the “NY Office Sublease”). If the NY Landlord Consent is obtained at or prior to the Closing and the CCIA and CLNC have negotiated to completion the NY Office Sublease at or prior to the Closing, then at the Closing (1) each of CCIA and CLNC Advisors shall deliver, or cause to be delivered, the NY Office Sublease to the other party thereto, (2) Manager shall assign, or cause to be assigned, the tangible and intangible personal property of the Business set forth on Section 4.17(a) of the Disclosure Schedules (“NY Office Personal Property”) to CLNC pursuant to the Assignment and Assumption and (3) CLNC shall pay, or cause to be paid, $180,000 in respect of the leasehold interest underlying the NY Office Sublease (the “NY Office Sublease Amount”) and $81,008 in respect of the NY Office Personal Property, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Manager or CCIA to CLNC prior to the Closing Date.

(b)    If the NY Landlord Consent is not obtained at or prior to the Closing or CCIA and CLNC have not negotiated to completion the NY Office Sublease at or prior to the Closing, then (1) at the Closing, Manager shall assign, or cause to be assigned, the tangible personal property of the Business set forth on Section 4.17(b) of the Disclosure Schedules (“User Equipment”) to CLNC pursuant to the Assignment and Assumption, (2) at the Closing, CLNC shall pay, or cause to be paid, $20,124 in respect of the User Equipment by wire transfer of immediately available funds to an account or accounts designated in writing by Manager or CCIA to CLNC prior to the Closing Date, and (3) from and after the Closing until the End Date, CCIA and CLNC shall, and shall cause their respective controlled Affiliates to, use commercially reasonable efforts to obtain the NY Landlord Consent. From the Closing and until the earlier of (i) the End Date and (ii) such time as the NY Landlord Consent is obtained and the NY Office Sublease is executed by CCIA and CLNC Advisors, Manager shall provide, or cause to be provided, to CLNC 14.9% of the overall floor premises (the “Temporary Premises”) for office use, which Temporary Premises shall be located on the 33rd floor of 590 Madison Avenue, New York, New York, and in consideration of such use CLNC shall pay to the NY Tenant rent in the amount of (a) Forty-One Thousand Seventeen Dollars ($41,017) per month plus (b) 14.9% of any Additional Rent, each as defined in the NY Office Lease, payable under the NY Office Lease for such applicable amount of time, in each case prorated for the calendar days in any partial month prior to receipt of the NY Landlord consent. CLNC acknowledges receipt of a copy of the NY Office Lease and agrees that it will abide by all of the use obligations of the NY Tenant in the NY Office Lease with respect to the use of the Temporary Premises, including without limitation the provisions of Section 12.10 of the NY Office Lease governing “Desk Space Users”, and shall not cause any condition which will cause a default by the NY Tenant under the Master Lease.

(c)    If the NY Landlord Consent is obtained following the Closing and by the End Date, (1) CCIA and CLNC Advisors shall deliver, or cause to be delivered, the NY Office Sublease to the other party thereto within two (2) Business Days of the later to occur of (i) the date that CCIA and CLNC have negotiated to completion the NY Office Sublease and (ii) the date of receipt of the NY Landlord Consent, (2) on the date of delivery of the NY Office Sublease, CLNC

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shall pay, or cause to be paid, (i) the NY Office Sublease Amount in respect of the leasehold interest underlying the NY Office Sublease and (ii) $60,884 in respect of the NY Office Personal Property not transferred to CLNC at the Closing, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Manager or CCIA to CLNC and (3) Manager shall assign, or cause to be assigned, the NY Office Personal Property not transferred to CLNC at the Closing pursuant to the Assignment and Assumption.

(d)      From the date hereof until the End Date, CCIA and CLNC shall, and shall cause their respective controlled Affiliates to, use commercially reasonable efforts to (1) obtain the consent of the LA Landlord in form and substance reasonably acceptable to CCIA and CLNC (the “LA Landlord Consent”) to enter into an agreement for the sublease of certain premises under the LA Office Lease to CLNC Advisors; provided, that neither Party nor their respective Affiliates shall be required to pay any fees to the LA Landlord or agree to any concessions to the LA Landlord in order to obtain the LA Landlord Consent, and (2) negotiate and enter into a sublease for the LA Office Lease on terms consistent in all material respects with the term sheet attached hereto as Exhibit E-2 (the “LA Office Sublease Term Sheet” and such sublease, the “LA Office Sublease”). If the LA Landlord Consent is obtained at or prior to the Closing, then at the Closing, CCIA and CLNC Advisors shall deliver, or cause to be delivered, the LA Office Sublease to the other party thereto. If the LA Landlord Consent is not obtained at or prior to the Closing, then until the End Date, CCIA and CLNC shall, and shall cause their respective controlled Affiliates to, use commercially reasonable efforts to obtain the LA Landlord Consent. If the LA Landlord consent has not been obtained at or prior to the Closing, all CLNC personnel will vacate the premises at or promptly following the Closing until the LA Landlord Consent has been obtained and the LA Office Sublease has been executed.

Section 4.18    Specified Litigation. Manager and its Affiliates shall retain exclusive control over and carry out the Specified Litigation, and CLNC shall, and shall cause its Affiliates (including, from the Closing, AMC Opco, LLC (“AMC Opco”)), and its and their Representatives (x) to use commercially reasonable efforts to cooperate with Manager, its Affiliates and their respective Representatives and undertake promptly any and all actions, and not to take any action except, as directed by Manager, its Affiliates and their respective Representatives in its and their sole discretion in connection with the Specified Litigation, and (y) to provide or make available upon the reasonable request of Manager and its Affiliates (i) any information, documents, books, records and files of CLNC and its Affiliates (including AMC Opco) and (ii) employees of CLNC and its Affiliates, in each case as reasonably necessary for CLNY and its Affiliates to conduct the Specified Litigation as it determines in its sole discretion. CLNC may not, and shall cause its Affiliates (including AMC Opco) not to, pay, settle, compromise or discharge the Specified Litigation without the prior written consent of Manager. Manager may in its sole discretion, and CLNC shall cause AMC Opco at Manager’s request to, pay, settle, compromise or discharge the Specified Litigation so long as such settlement (i) does not subject AMC Opco to any injunctive relief or other equitable remedy (other than in connection with customary confidentiality obligations under any settlement agreement), or subject AMC Opco to any liability in respect of claims relating to the Specified Litigation, and (ii) does not include a statement or admission of fault, culpability, or failure to act by or on behalf of AMC Opco.

Section 4.19     Indemnification of CLNC OP. From and after the Closing, Manager and CCIA shall promptly pay on behalf of, or reimburse, CLNC OP for any Losses actually suffered,

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sustained or incurred by CLNC OP and its subsidiaries and its and their respective Representatives, to the extent based on or arising out of, in whole or in part, AMC Opco’s participation in the Specified Litigation.

ARTICLE V.

REMEDIES

Section 5.01    Survival. The Parties, intending to modify any applicable statute of limitations, agree that (a) representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any Party or any of their respective Affiliates in respect thereof, and (b) after the Closing, there shall be no liability on the part of, nor shall any claim be made by, any Party or any of their respective Affiliates in respect of any covenant or agreement to be performed prior to the Closing.

ARTICLE VI.

CONDITIONS TO CLOSING

Section 6.01    Condition to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following condition:

(a)      No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of prohibiting the transactions contemplated by this Agreement.

Section 6.02    Conditions to Obligations of Manager. The obligations of Manager to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or Manager’s waiver, at or prior to the Closing, of each of the following conditions:

(a)      (i) The CLNC and CLNC OP Fundamental Representations shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date and (ii) all other representations and warranties of CLNC and CLNC OP contained in ARTICLE III shall be true and correct in all respects without giving effect to any materiality or Material Adverse Effect qualifications contained therein as of the Closing Date with the same effect as though made at and as of such date, except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b)      CLNC and CLNC OP shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date.

(c)      CLNC shall have delivered to Manager each of the items to be delivered to Manager set forth in Section 1.04(b).

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Section 6.03    Conditions to Obligations of CLNC and CLNC OP. The obligations of CLNC and CLNC OP to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or CLNC’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          (i) The Manager Fundamental Representations shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date and (ii) all other representations and warranties of Manager contained in ARTICLE II shall be true and correct in all respects without giving effect to any materiality or Material Adverse Effect qualifications contained therein as of the Closing Date with the same effect as though made at and as of such date, except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b)          Manager shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)          Manager shall have delivered to CLNC each of the items to be delivered to CLNC set forth in Section 1.04(a).

ARTICLE VII.

TERMINATION

Section 7.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by the mutual written consent of each Party;

(b)          by any of CLNC, CLNC OP or Manager:

(i)        if any Governmental Order having the effect set forth in Section 6.01(a) shall be in effect and shall have become non-appealable, final and permanent at any time prior to the Closing and the terminating Party delivered written notice of such event to the other Parties; provided, that no Party may terminate this Agreement pursuant to this Section 7.01(b)(i) if the Governmental Order described in this Section 7.01(b)(i) resulted primarily from such Party’s breach of any representation or warranty made by it herein or the failure of such Party to fulfill any of its covenants in this Agreement; and

(ii)        at any time on or after July 6, 2021 (such date, the “Outside Date”) upon written notice to the other Parties if the transactions contemplated by this Agreement shall not have been consummated on or prior to such date; provided, that the Party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall not have breached this Agreement in any manner that shall have proximately caused the failure of the Closing to occur before the Outside Date;

(c)          by Manager, by written notice to CLNC, if CLNC or CLNC OP shall have breached any of its respective representations or warranties, or failed to perform any of its respective covenants or other agreements contained in this Agreement, and such breach or failure

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to perform: (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) cannot be or has not been cured prior to the earlier of: (A) the Business Day prior to the Outside Date or (B) the date that is twenty (20) Business Days from the date that CLNC is notified by Manager in writing of such breach or failure to perform; provided that the right to terminate this Agreement under this Section 7.01(c) shall not be available to Manager if there has been a breach or failure to perform by Manager that would proximately give rise to the failure of a condition set forth in Section 6.03; or

(d)      by CLNC, by written notice to Manager, if Manager shall have breached any of its respective representations or warranties, or failed to perform any of its respective covenants or other agreements contained in this Agreement, and such breach or failure to perform: (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) cannot be or has not been cured prior to the earlier of: (A) the Business Day prior to the Outside Date or (B) the date that is 20 Business Days from the date that Manager is notified by CLNC in writing of such breach or failure to perform; provided that the right to terminate this Agreement under this Section 7.01(d) shall not be available to CLNC if there has been a breach or failure to perform by CLNC that would proximately give rise to the failure of a condition set forth in Section 6.02.

Section 7.02    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a)      this ARTICLE VII and ARTICLE VIII shall survive termination; and

(b)      no termination shall relieve any Party hereto from liability arising from or relating to any knowing and intentional breach of any representation or warranty or a willful breach of covenant by such Party prior to termination.

For purposes of this Agreement, the failure to consummate the Closing pursuant to, and when required by, the terms of this Agreement shall constitute a willful breach hereunder which shall give rise to a claim by the non-breaching Parties for damages which may be calculated based on the loss of the benefit of the bargain to the non-breaching Parties of this Agreement and shall in no way be limited to reimbursement of expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01    Expenses. Except as otherwise provided in this Agreement or the other Transaction Documents, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 8.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the

21

next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

If to Manager:	CLNC Manager, LLC
750 Park Of Commerce Drive, Suite 210
Boca Raton, FL 33487
Attention: Director, Legal Department
Email: clny-legal@clny.com

with a copy (which shall not constitute notice) to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Adam Turteltaub; Morgan McDevitt
Email: aturteltaub@willkie.com; mmcdevitt@willkie.com

If to CLNC or CLNC OP:	Colony Credit Real Estate, Inc.
515 South Flower Street, 44th Floor
Los Angeles, CA 90071
Attention: Special Committee
Email: DPalame@clny.com

with a copy (which shall not constitute notice) to:	Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Robin Panovka; Karessa L. Cain Email: RPanovka@wlrk.com;
KLCain@wlrk.com

Section 8.03    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.05    Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 8.06    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No

22

Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding the foregoing, following the Closing, a Party may assign all of its rights and obligations in whole under this Agreement in connection with a merger, consolidation, liquidation or other business combination involving or an acquisition of all or substantially all assets of such Party by an unaffiliated third party so long as the resulting, surviving or transferee person assumes all the obligations of the relevant Party hereto by operation of Law or otherwise.

Section 8.07    No Third-Party Beneficiaries. Except as provided in Section 4.11 and without limiting the guaranty obligations in Section 8.15, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08    Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Parties.

Section 8.09    Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 8.11    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Delaware state court or federal court of the United States of America sitting in the City of Wilmington, County of New Castle, and any appellate court from any thereof, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 8.12    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23

Section 8.13    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, and (y) any requirement under applicable Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

Section 8.14    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including .pdf or electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8.15    CCIA Guaranty. CCIA hereby absolutely, unconditionally and irrevocably guarantees to CLNC and CLNC OP, all of Manager’s obligations under Section 13(c) of the Management Agreement and Article IV of this Agreement (the “Guaranty”). CLNC and CLNC OP shall not be obligated to enforce or exhaust its remedies against Manager before proceeding to enforce this Guaranty. To the fullest extent permitted by applicable law, Guarantor hereby waives all rights or defenses based on suretyship, lack of consideration, or illegality or unenforceability of Manager’s obligations under this Agreement.

Section 8.16    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such, and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing in this Section 8.16 shall limit any rights or obligations of any parties pursuant to Section 8.15 or the other Transaction Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLNC:

COLONY CREDIT REAL ESTATE, INC.

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: General Counsel & Secretary

CLNC OP:

CREDIT RE OPERATING COMPANY, LLC

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

[Signature Page to Termination Agreement]

MANAGER:

CLNC MANAGER, LLC

By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President

SOLELY FOR THE PURPOSES SET FORTH IN Section 8.15:

CCIA:

COLONY CAPITAL INVESTMENT ADVISORS, LLC, GUARANTOR

By:	/s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Vice President

[Signature Page to Termination Agreement]

Exhibit A

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“$” means United States dollars.

“Accrued/Base Incentive Fees” has the meaning set forth in Section 4.15.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, CLNC and its subsidiaries shall not be Affiliates of Manager or Manager’s Affiliates, and Manager and its Affiliates shall not be Affiliates of CLNC and its subsidiaries.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AMC Opco” has the meaning set forth in Section 4.18.

“Assigned Assets” means the assets, contracts, agreements, commitments, indentures, instruments, leases and other obligations or arrangements set forth on Section 1.01 of the Disclosure Schedules.

“Assignment and Assumption” has the meaning set forth in Section 1.04(a)(i).

“Assumed Liabilities” means the liabilities, commitments or obligations arising after the Closing related to the (i) Assigned Assets and (ii) the employment and compensation of and provision of benefits to the Transferred Employees.

“Benefit Plan” means each material benefit, retirement, employment, consulting, compensation, incentive, bonus, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more Employees, or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Manager or its Affiliates, or under which Manager or its Affiliates has any material liability for premiums or benefits.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday or a Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“CCIA” has the meaning set forth in the preamble to this Agreement.

Exhibit A-1

“CLNC” has the meaning set forth in the preamble to this Agreement.

“CLNC Advisors” has the meaning set forth in Section 1.04(b)(iii).

“CLNC and CLNC OP Fundamental Representations” means the representations and warranties of CLNC and CLNC OP set forth in Section 3.01, Section 3.02 and Section 3.05.

“CLNC’s Knowledge” means the actual knowledge of David A. Palame and Frank V. Saracino.

“CLNC OP” has the meaning set forth in the preamble to this Agreement.

“Closing” has the meaning set forth in Section 1.03.

“Closing Date” has the meaning set forth in Section 1.03.

“Colony Marks” has the meaning set forth in Section 4.12(a).

“Colony OP” has the meaning set forth in the Recitals.

“Employees” has the meaning set forth in Section 4.03.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation or certificate of formation and the limited liability company agreement or operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guaranty” has the meaning set forth in Section 8.15.

“Indemnified Person” means any person who is now, or has been at any time prior to the Closing, (x) an officer or director of CLNC (or a predecessor of CLNC) or its subsidiaries and who

Exhibit A-2

is made, or threatened to be made, a party to, or witness in, a Proceeding by reason of his or her service in that capacity or (y) while a director or officer of CLNC (or a predecessor of CLNC) and at the request of CLNC (or a predecessor of CLNC), serves or has served as a director, officer, trustee, member, manager, employee, partner or agent of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, a Proceeding by reason of his or her service in that capacity.

“Independent Directors” means the members of the Board of Directors of CLNC who are not officers or employees of Manager or any Person directly or indirectly controlling or controlled by Manager, and who are otherwise “independent” in accordance with CLNC’s Governing Instruments and the rules of the applicable national securities exchange on which the Class A Common Stock of CLNC is listed.

“LA Landlord” means FSP – South Flower Street Associates, LLC.

“LA Landlord Consent” has the meaning set forth in Section 4.17(d).

“LA Office Lease” means that certain Office Lease dated as of September 29, 2014, between the LA Landlord, as landlord, and Colony Capital, LLC, as tenant, as amended by that certain First Amendment to Lease dated as of December     , 2014, as assigned by Colony Capital, LLC to Colony Advisors, LLC, pursuant to that certain Assignment and Assumption of Lease and Landlord Consent dated as of April 2, 2015, as further amended by that certain Second Amendment to Office Lease dated as of October     , 2015.

“LA Office Sublease” has the meaning set forth in Section 4.17(d).

“LA Office Sublease Term Sheet” has the meaning set forth in Section 4.17(d).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Loss” means any loss (including diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing.

“Management Agreement” has the meaning set forth in the Recitals.

“Manager” has the meaning set forth in the preamble to this Agreement.

“Manager Expenses” has the meaning set forth in Section 4.15.

“Manager Fundamental Representations” means the representations and warranties of Manager set forth in Section 2.01, Section 2.02 and Section 2.05.

“Manager Indemnified Parties” has the meaning set forth in Section 4.08.

Exhibit A-3

“Manager’s Knowledge” means the actual knowledge of Ronald Sanders and Jacky Wu.

“Managing Member Approval” has the meaning set forth in the Recitals.

“Marks Transition Period” has the meaning set forth in Section 4.12(b).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on the ability of a Party to consummate the transactions contemplated hereby.

“Non-Recourse Party” has the meaning set forth in Section 8.16.

“NY Landlord” means 590 Madison Avenue, LLC.

“NY Landlord Consent” has the meaning set forth in Section 4.17(a).

“NY Office Lease” means that certain Agreement of Lease, dated as of April     , 2017, between the NY Landlord, as landlord, and Colony Capital Advisors LLC, f/k/a Colony NorthStar Advisors, LLC (the “NY Tenant”), as tenant.

“NY Office Personal Property” has the meaning set forth in Section 4.17(a).

“NY Office Sublease” has the meaning set forth in Section 4.17(a).

“NY Office Sublease Amount” has the meaning set forth in Section 4.17(a).

“NY Office Sublease Term Sheet” has the meaning set forth in Section 4.17(a).

“Outside Date” has the meaning set forth in Section 7.01(b)(ii).

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Property Purchase Price” means any amounts payable to Manager in respect of the NY Office Personal Property and the User Equipment pursuant to Section 4.17.

“Proceeding” means any claim, action, suit, proceeding or investigation.

“Representative” means, with respect to any Person, any and all directors, managers, members, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the United States Securities and Exchange Commission.

Exhibit A-4

“Special Committee” has the meaning set forth in the Recitals.

“Special Committee Approval” has the meaning set forth in the Recitals.

“Specified Litigation” means the matter of COLFIN GRAND TRIANGLE HOLDING, LLC, and COLONY CAPITAL AMC OPCO, LLC, v. U.S. BANK NATIONAL ASSOCIATION, as successor-in-interest to BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1, COMMERCIALMORTGAGE PASS-TROUGH CERTIFICATS, SERIES 2006-C1 and the registered holders of LB-UBSCOMMERCIAL TRUST 2006-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C7 and LNR PARTNERS, LLC, 2020 NY Slip Op 30501(U) (including, for clarity, any appeals arising therefrom or relating thereto).

“Stockholders Agreement” has the meaning set forth in Section 1.04(a)(ii).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Temporary Premises” has the meaning set forth in Section 4.17(b).

“Termination” has the meaning set forth in Section 1.01.

“Termination Fee” has the meaning set forth in Section 1.02.

“Trademark License Agreements” means, collectively, that certain Trademark License Agreement, dated January 31, 2018, by and between CLNC OP and Colony OP and that certain Trademark License Agreement, dated January 31, 2018, by and between CLNC OP and Colony Northstar, Inc.

“Transaction Documents” means this Agreement, the Assignment and Assumption, the Stockholders Agreement, the Transition Services Agreement and the other agreements, instruments and documents required to be delivered at the Closing.

“Transferred Employee” has the meaning set forth in Section 4.03.

“Transition Services Agreement” has the meaning set forth in Section 1.04(a)(v).

“User Equipment” has the meaning set forth in Section 4.17(a).

Exhibit A-5

Exhibit B

FORM OF ASSIGNMENT AND ASSUMPTION

This ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made as of [●], 2021, by and between by and between CLNC Manager, LLC, a Delaware limited liability company (“Manager”) and Colony Credit Real Estate, Inc., a Maryland corporation (“CLNC”).

RECITALS

A.

Manager and CLNC have entered into that certain Termination Agreement, by and among Manager, CLNC, Credit RE Operating Company, LLC, a Delaware limited liability company and, solely for the purposes set forth in Section 8.15 therein, Colony Capital Investment Advisors, LLC, a Delaware limited liability company, dated as of April 4, 2021 (the “Agreement”).

B.	Pursuant to the Agreement, Manager has agreed to transfer, convey, assign and deliver the Assigned Assets to CLNC, and CLNC has agreed to acquire the Assigned Assets from Manager.

C.	Pursuant to the Agreement, CLNC has agreed to assume the Assumed Liabilities.

D.	All capitalized terms used and not otherwise defined herein shall have the same meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Assignment and Assumption. Manager hereby sells, assigns, grants, conveys and transfers to CLNC all of Manager’s right, title and interest in and to the Assigned Assets. CLNC hereby accepts such sale, assignment, grant, conveyance and transfer and hereby assumes the Assumed Liabilities and agrees to pay, perform and discharge, as and when due, the Assumed Liabilities.

2.

Conflict. This Assignment is subject to the terms and conditions set forth in the Agreement and nothing herein shall be deemed to modify or diminish the representations, warranties, covenants and obligations of the parties under the Agreement. CLNC acknowledges that Manager makes no representation or warranty with respect to the Assigned Assets or Assumed Liabilities except as specifically set forth in the Agreement. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall govern, supersede and prevail.

3.

Assignability and Successors. Neither this Assignment nor any of the rights, interests or obligations of either party under this Assignment shall be assigned or delegated, in whole or in part by either party without the prior written consent of the other party; provided,

Exhibit B-1

however, that CLNC may without the prior written consent of Manager (a) assign this Assignment and any or all of its rights and interests hereunder to one or more of its Affiliates or designate one or more of its Affiliates to perform its obligations hereunder so long as CLNC is not relieved of any liability or obligations hereunder, (b) assign this Assignment and any or all of its rights and interest hereunder to any buyer of all or substantially all its assets or designate such buyer to perform its obligations hereunder, and (c) assign any or all of its rights and interests hereunder to any provider of a financing as collateral security. Except as expressly provided herein, any assignment without such prior written consent shall be null and void. Subject to the foregoing, this Assignment shall bind and inure solely to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. For the avoidance of doubt, the parties acknowledge and agree that any assignment or delegation of CLNC’s rights and obligations under the Assigned Assets shall be subject to the limitations and requirements set forth therein.

4.

Third-Party Beneficiaries. Nothing in this Assignment, express or implied, is intended to confer on any person or entity other than the parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Assignment.

5.

Governing Law. This Assignment, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Assignment, or the negotiation, execution or performance of this Assignment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Assignment or as an inducement to enter into this Assignment), shall be governed by, and enforced in accordance with, solely and exclusively the internal laws of the State of Delaware, including its statutes of limitations.

6.

Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

[Signature page follows.]

Exhibit B-2

IN WITNESS WHEREOF, the parties have executed this Assignment to be effective as of the date first above written.

COLONY CREDIT REAL ESTATE, INC.

By:
Name:
Title:

CLNC MANAGER, LLC

By:
Name:
Title:

Exhibit B-3

Exhibit C

FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is entered into as of [●], 2021 (the “Effective Date”), by and between Colony Capital Operating Company, LLC, a Delaware limited liability company (“CCOC”), and Colony Credit Real Estate, Inc., a Maryland corporation (the “Company”, and together with CCOC, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, CCOC and the Company are party to that certain Stockholders Agreement, dated as of January 31, 2018 (the “Existing Stockholders Agreement”);

WHEREAS, concurrently with the execution of the Existing Stockholders Agreement, the Company exempted CCOC from the ownership limits set forth in the Charter (as defined below) and established an Excepted Holder Limit (as such term is defined in the Charter) for CCOC pursuant to Section 7.2.7 of the Charter;

WHEREAS, CCOC and the Company desire to amend and restate the Existing Stockholders Agreement as set forth herein, such amendment having been approved by CCOC and a majority of the independent directors of the Board of Directors (as defined below) in accordance with the terms of the Existing Stockholders Agreement; and

WHEREAS, the Parties desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) the governance and management of the Company and (b) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that (i) in no event shall (a) any of the companies in which CCOC or any of its Affiliates own less than a majority of the outstanding equity or other ownership interests or (b) the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of CCOC for purposes of this Agreement, (ii) in no event shall (a) any of the companies in which the Company or any of its Affiliates own less

Exhibit C-1

than a majority of the outstanding equity or other ownership interests or (b) CCOC, any of its subsidiaries, or any of CCOC’s other controlled Affiliates be deemed to be Affiliates of the Company for purposes of this Agreement and (iii) with respect to CCOC, in no event will any directors, officers or employees of CLNY or any of its Affiliates who are members of the Board of Directors be considered Affiliates of CCOC.

“Agreement” means this Amended and Restated Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Applicable Exchange” means the national securities exchange on which the Class A Common Stock trades or is quoted.

“Board of Directors” means the board of directors of the Company.

“Capital Stock” means any and all shares of stock of the Company.

“CCOC” has the meaning set forth in the Preamble hereto.

“CCOC Shares” means the Shares owned of record or beneficially by CCOC and its Affiliates.

“Charter” means the Articles of Amendment and Restatement of the Company, as in effect on the date hereof and as may be subsequently amended from time to time.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.

“CLNY” means Colony Capital, Inc., a Maryland corporation.

“Company” has the meaning set forth in the Preamble hereto.

“Company OP” means Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“Company OP Unit” means a common unit of membership interest of Company OP.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or by any other means.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Existing Stockholders Agreement” has the meaning set forth in the Recitals hereto.

Exhibit C-2

“Independent” means an individual who (i) is “independent” under the listing standards of the Applicable Exchange and under applicable rules of the SEC, (ii) is not an employee, director, general partner, manager or other agent of CLNY or any of its Affiliates, (iii) is not a limited partner, member or other investor in CLNY or any of its Affiliates and (iv) does not have any agreement, arrangement or understanding, written or oral, with CLNY or any of its Affiliates regarding such individual’s service on the Board of Directors.

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority or securities exchange.

“Net Long Position” has the meaning set forth in Rule 14e-4 under the Exchange Act.

“Other CLNY Funds” means, collectively, any other investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, branded, advised and/or managed by CLNY or any of its Affiliates, whether currently in existence or subsequently established, in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with CLNY’s side-by-side or additional general partner investments with respect thereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any equity voting securities of the Company.

“Securities Act” means the Securities Act of 1933 or any successor federal statutes, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Shares” means all Capital Stock of the Company, including all shares of the Company issued or issuable upon the exercise, conversion or exchange of any securities that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, shares of Class A Common Stock.

Section 1.2    Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to articles and sections, as applicable, in this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used in this Agreement, unless the context otherwise requires: (a) “or” is disjunctive but not exclusive and (b) words in the singular include the plural, and in the plural include the singular.

Exhibit C-3

ARTICLE II

GOVERNANCE

Section 2.1    Election of Directors to the Board of Directors. At any meeting of stockholders of the Company that occurs prior to the 2023 annual meeting of stockholders of the Company at which CCOC and its Affiliates beneficially own (or have a Net Long Position) of at least ten percent (10%) of the Shares then issued and outstanding, CCOC shall, and shall cause its Affiliates to, cause the CCOC Shares (i) to be present for purposes of establishing a quorum of the stockholders at such meeting; provided that such meeting has been duly called, and proper notice has been given to CCOC, pursuant to and in accordance with the bylaws of the Company, and (ii) to be voted (A) in favor of the election of the director nominees recommended by the Board of Directors in the Company’s definitive proxy statement on Schedule 14A, and (B) against any director nominees not recommended by the Board of Directors in the Company’s definitive proxy statement on Schedule 14A and against removal of any then-incumbent directors. Except as set forth in this Section 2.1 and subject to Section 3.4, CCOC and its Affiliates may vote the CCOC Shares in their sole discretion in any vote of the Company shareholders.

Section 2.2    Access to Information. From and after the date of this Agreement, and until the earliest to occur of (x) CLNY ceasing to have at least one class of securities registered pursuant to the Exchange Act and (y) CLNY ceasing to report its ownership of Shares for purposes of its periodic filings with the U.S. Securities and Exchange Commission based on the equity method of accounting, the Company shall deliver to CLNY, at CLNY’s expense, all information or documentation of the Company as may be reasonably requested by CLNY, and is reasonably available to the Company, solely to the extent required for CLNY to satisfy or demonstrate compliance with its legal, regulatory or disclosure obligations under the federal securities laws or other obligations under applicable Law (but other than relating to any dispute between the Parties to this Agreement or their respective Affiliates). Notwithstanding the foregoing or anything to the contrary in Section 2.3, the Company shall not be required to provide or disclose information if, upon the advice of counsel, such disclosure would jeopardize the attorney-client or other applicable legal privilege of the Company or its Affiliates or contravene any Law applicable to the Company or its Affiliates, contract to which the Company or any of its Affiliates is a party or obligation of confidentiality by which any of them are then bound. For the avoidance of doubt, CLNY and its Affiliates shall not use any information provided by the Company pursuant to this Section 2.2 for any purpose other than to comply with their legal, regulatory or disclosure obligations under the federal securities laws or other obligations under applicable Law.

Section 2.3    Press Releases; Other Filings. Until the earliest to occur of (x) CLNY ceasing to have at least one class of securities registered pursuant to the Exchange Act, (y) CLNY ceasing to report its ownership of Shares for purposes of its periodic filings with the U.S. Securities and Exchange Commission based on the equity method of accounting, and (z) CCOC and its Affiliates ceasing to beneficially own (or have a Net Long Position of) at least ten percent (10%) of the issued and outstanding Shares, the Company shall use commercially reasonable efforts (at CLNY’s expense) to cooperate with CLNY and its Affiliates, to the extent reasonably requested by CLNY or its Affiliates and solely to the extent related to the Company and its operations, in the preparation of CLNY’s press releases, public securities filings and related documents required under the Securities Act or the Exchange Act, as applicable, and such other documents that are prepared for dissemination to third parties as reasonably requested by CLNY, and the Parties shall reasonably cooperate with regard to, and discuss in good faith, the timing of the filing of the

Exhibit C-4

Company’s and CLNY’s quarterly, annual or periodic filings that may contain financial information of the Company.

Anything to the contrary in this Agreement notwithstanding, CLNY agrees that it shall not, and shall cause its Affiliates not to, without the Company’s prior written consent, disclose any information or documents provided to CLNY and its Affiliates pursuant to this Agreement to any potential purchaser of Shares or other security interests of the Company or its Subsidiaries, or to any unaffiliated third party in connection with any of the types of actions described in Section 3.4.

ARTICLE III

COVENANTS

Section 3.1    Confidentiality.

(a)    CCOC shall, and shall cause its Affiliates and direct it Representatives to, (x) keep confidential any and all confidential, proprietary or non-public information of or concerning the performance, terms, business, operations, activities, personnel, training, finances, actual or potential investments, plans, compensation, governance, clients or investors of the Company or any of its subsidiaries, written or oral, obtained by CCOC or its Affiliates in connection with its rights under this Agreement, including, without limitation, pursuant to Sections 2.2 and 2.3 (“Confidential Information”) and (y) not disclose any such Confidential Information (or use the same except in furtherance of CCOC’s rights and obligations under this Agreement) to unaffiliated third parties, except:

(i) to officers, directors, managers, employees, agents, representatives or advisors of CLNY, CCOC or their respective Affiliates (collectively, “Representatives”) who need to know such Confidential Information for any purpose contemplated under this Agreement or in connection with CCOC’s ownership of CCOC Shares and Company OP Units, and who are informed of the confidential nature of the Confidential Information and are directed to fully observe the terms of this Section 3.1;

(ii) with the prior written consent of the Board of Directors;

(iii) to the extent requested or required by governmental agencies or officials having jurisdiction over CCOC or its Affiliates;

(iv) to the extent legally required to be included in any governmental or regulatory filings made by CLNY or its Affiliates;

(v) subject to an undertaking of confidentiality, non-disclosure and non-use countersigned by the Company (which countersignature shall not be unreasonably withheld, conditioned or delayed), disclosure or presentations to investors of CLNY;

(vi) to existing or prospective investors in Other CLNY Funds and their advisors to the extent such Persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and non-use countersigned by the Company (which countersignature shall not be unreasonably withheld, conditioned or delayed);

Exhibit C-5

(vii) otherwise with the prior written consent of the Company, including pursuant to a separate agreement entered into between CCOC or its Affiliates and the Company;

(viii) as expressly permitted by, and in accordance with the terms of, the Termination Agreement, dated as of April 4, 2021, by and among the Company, Company OP, CLNC Manager, LLC and solely for the purposes set forth in Section 8.15 therein, Colony Capital Investment Advisors, LLC, a Delaware limited liability company, or the Transition Services Agreement entered into by and between Colony Capital Investment Advisors, LLC, a Delaware limited liability company and CLNC Advisors, LLC, a Delaware limited liability company in connection therewith;

(ix) as required by law or legal process to which CCOC or any Person to whom disclosure is permitted hereunder is a party; or

(x) to the extent reasonably required in connection with the exercise of any remedy hereunder;

provided, however, that with respect to clause (iii), and (ix), it is agreed that, to the extent practicable and so long as not legally prohibited, CCOC will (w) provide the Company with written notice within a reasonable period of time of the existence, terms and circumstances surrounding the request, requirement, law or legal process requiring disclosure of such Confidential Information, (x) consult with the Company on the advisability of taking steps to resist or narrow such disclosure obligation, (y) if disclosure of such Confidential Information is required, furnish only such portion of the Confidential Information as CCOC is advised by counsel is legally required to be disclosed, and (z) cooperate, at the Company’s expense, with any action reasonably requested by the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information that is required to be disclosed; provided further that upon the expiration of the term of this Section 3.1 and upon the written request of the Company (email being sufficient), CCOC and its Affiliates shall promptly return or destroy (at CCOC’s option) all Confidential Information (including all copies or reproductions thereof in whatever form or medium, including electronic copies) furnished by the Company hereunder. Notwithstanding the foregoing, CCOC and its Affiliates may each retain copies of the Confidential Information to the extent they are retained on e-mail platforms, in archival back-up tapes or similar storage media or otherwise retained, and which cannot be expunged without considerable efforts.

(b)    Notwithstanding the foregoing, Confidential Information shall not include information that (A) is in the public domain at the time it is received by CCOC, (B) becomes public other than by reason of a disclosure by CCOC or its Affiliates or Representatives in breach of this Agreement, (C) was already in the possession of CCOC prior to the time it was received by CCOC from the Company or its Affiliates (unless such information was in the possession of CCOC or one of its Affiliates in a fiduciary capacity or under an obligation of confidentiality), (D) was obtained by CCOC from a third party, which source is not, to CCOC’s knowledge, bound by a confidentiality agreement with the Company or its representatives and is not, to CCOC’s knowledge, otherwise prohibited from transmitting the information to CCOC or its Affiliates by a contractual, legal or fiduciary obligation or (E) was developed independently by CCOC without using or referring to any of the Confidential Information.

Exhibit C-6

(c)      The provisions of this Section 3.1 shall survive until one (1) year after such time as CCOC and its Affiliates cease to have a right to information under Section 2.2.

(d)      It is understood and agreed that for purposes of Section 2.2, Section 2.3 or this Section 3.1, there shall be no legal requirement to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, CCOC and its Affiliates would be restricted from transacting in securities of CLNC or would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

(e)      CCOC shall be responsible for any breaches of this Section 3.1 by its Representatives.

Section 3.2    Ownership Limit.

(a)      From and after the date hereof, CCOC and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of any outstanding Capital Stock or Company OP Units, or any options, warrants, rights to acquire, or securities convertible into or exchangeable for, Capital Stock or Company OP Units or any voting rights in respect thereof; provided, however, that this restriction will not be breached to the extent CCOC and its Affiliates acquire Capital Stock or Company OP Units solely as a result of a stock dividend, stock split or similar transaction effectuated by the Company or Company OP, as applicable.

(b)      As promptly as practicable after (but no later than 15 business days after) receipt of a written request of the Company to CLNY, CLNY will notify the Company of its and its controlled Affiliates’ then-current Net Long Position with respect to the Shares to the extent that such information has not been otherwise publicly disclosed by CLNY, including without limitation in any filing with the SEC.

Section 3.3    Block Sales. CLNY and its controlled Affiliates (including, for the avoidance of doubt, CCOC) may not Transfer (as such term is defined in the Charter) CCOC Shares if such Transfer would violate Article VII of the Charter.

Section 3.4    Standstill. Until the earlier of (a) December 31, 2022 and (b) the date on which stockholders of the Company are first permitted pursuant to the advance notice provisions under the bylaws of the Company to submit proposals to be included in the Company’s proxy statement relating to the 2023 annual meeting of stockholders of the Company, CCOC, CLNY and their respective controlled Affiliates shall not, and shall ensure that their respective Representatives acting at their direction or on their behalf do not, directly or indirectly, without the prior written invitation or consent of the Board of Directors:

(a)      make, or in any way participate in, directly or indirectly, any “solicitation” (as such term is defined in Rule 14a-1 under the Exchange Act), including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act, to vote or refrain from voting any Securities;

(b)      make any director nomination or shareholder proposal with respect to the Company or the Board of Directors;

Exhibit C-7

(c)      act alone or with others to seek to control, change or influence the Company or any of its subsidiaries, or its or their respective management, operations or boards of directors, excluding any subsidiary in which an Other CLNY Fund has a then current ownership interest or any assets of any such subsidiary;

(d)      form or join a group (within the meaning of Section 13(d)(3) of the Exchange Act) with any Person(s) in connection with the taking of actions set forth in this Section 3.4, or act together with any Person or group in taking any such actions;

(e)      act, whether alone or with others, to propose or seek to propose, or solicit or negotiate with any Person with respect to, any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or acquisition of all or a substantial part of the consolidated assets of, the Company;

(f)      deposit any Securities in a voting trust or similar arrangement or enter into or subject any Securities to any voting agreement, pooling arrangement or similar arrangement;

(g)      engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that relates to or derives any significant part of its value from a decline in the market price or value of the Capital Stock;

(h)      intentionally act as a financing source for any other Person in connection with any of the foregoing;

(i)      take any action in pursuit of any of the types of matters set forth in this Section 3.4 that is reasonably likely to cause or require the Company or any of its subsidiaries to make a public announcement regarding any of the types of matters set forth in this Section 3.4 or in response thereto;

(j)      disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any third party, which are inconsistent with the foregoing; provided, however, that any disclosure by CCOC or its Affiliates of whether or not it intends to tender CCOC Shares or how it intends to exercise its voting rights with respect thereto to the extent required for such Persons to comply with applicable securities Laws in response to a publicly disclosed third-party proposal with respect to the Company or its Capital Stock shall not be deemed a breach of this clause (j); or

(k)      make any public request to the Company or any of its subsidiaries or their respective agents, representatives or advisors, directly or indirectly, to amend or waive any provision of Section 3.2, Section 3.3 or this Section 3.4.

Notwithstanding anything to the contrary contained herein, (i) CCOC or CLNY or their respective representatives may make a confidential proposal to the Board of Directors, so long as such proposal could not reasonably be expected to require CLNY, the Company or their respective Affiliates to make a public disclosure thereof and (ii) CCOC and its Affiliates may sell, transfer, convey or otherwise dispose of the CCOC Shares.

Exhibit C-8

In addition, notwithstanding the foregoing, the restrictions set forth in this Section 3.4 will terminate and be of no further force and effect (i) upon (x) the sale of all or substantially all of the Company’s assets or (y) the issuance of securities or obligations representing or convertible into, directly or indirectly, more than fifty percent (50%) of the Class A Common Stock (or any successor security) (or of any subsidiary or Affiliate representing all or substantially all of the Company’s consolidated assets), in each case to an unaffiliated third-party, or (ii) if the Company files, or a voluntary or involuntary proceeding is initiated by or against the Company, for protection pursuant to applicable bankruptcy or similar laws for the protection of debtors (and, in the case of any such involuntary proceeding, such proceeding shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof).

ARTICLE IV

MISCELLANEOUS

Section 4.1    Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of CCOC and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the Party against whom the waiver is intended to be effective; provided that any material amendment or modification of this Agreement, or waiver of any material provision of this Agreement by the Company, shall require the prior written approval of a majority of the Independent directors of the Board of Directors. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.2    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 4.3    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that they may have related to the subject matter hereof in any way. The Existing Stockholders Agreement is hereby amended and restated in its entirety as set forth herein and superseded in its entirety by this Agreement.

Section 4.4    Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement may be assigned, in whole or in part, by any Party without the prior written consent of the other Party, and any such transfer or attempted transfer shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

Section 4.5    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including .pdf or

Exhibit C-9

electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.6    Remedies.

(a)      Each Party hereto acknowledges that monetary damages may not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)      All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 4.7    Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given if personally delivered, delivered by electronic transmission or mailed by registered or certified mail (return receipt requested) to the Persons and addresses set forth below or such other place as such Party may specify by like notice (provided that notices of a change of address will be effective only upon receipt thereof).

If to the Company:

Colony Credit Real Estate, Inc.

515 South Flower Street, 44th Floor

Los Angeles, CA 90071

Attention: Special Committee

Email: DPalame@clny.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Robin Panovka; Karessa Cain

Email: RPanovka@WLRK.com; KLCain@wlrk.com

If to CCOC:

Colony Capital Operating Company, LLC

750 Park Of Commerce Drive, Suite 210

Boca Raton, FL 33487

Exhibit C-10

Attention: Director, Legal Department

Email: clny-legal@clny.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam Turteltaub; Morgan McDevitt

Email: aturteltaub@willkie.com; mmcdevitt@willkie.com

Notices will be deemed to have been received (a) on the date of receipt if (i) personally delivered or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by electronic submission (to such email address specified above or another email address as such Person may subsequently designate by notice given hereunder) only if followed by overnight or hand delivery or (b) on the date that is five (5) business days after dispatch by registered or certified mail.

Section 4.8    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)      This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

(b)      EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 4.7. NOTHING IN THIS SECTION 4.8, HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING

Exhibit C-11

SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(c)      EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 4.9    Third Party Benefits. None of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary unless specifically referenced herein.

Section 4.10    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.11    Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that CCOC and its Affiliates (or their affiliated successors or permitted assigns) cease to own any Shares or Company OP Units.

Section 4.12    Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

[The remainder of this page has been intentionally left blank.]

Exhibit C-12

IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Stockholders Agreement as of the date first written above.

COMPANY:

Colony Credit Real Estate, Inc.
By:
Name:
Title:

[Signature Page to Amended & Restated Stockholders’ Agreement]

Exhibit C-13

CCOC:

Colony Capital Operating Company, LLC
By: Colony Capital, Inc., its managing member

By:
Name:
Title:

[Signature Page to Amended & Restated Stockholders’ Agreement]

Exhibit C-14

Exhibit D

FORM OF TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of [●], 2021 (the “Effective Date”), is by and between Colony Capital Investment Advisors, LLC, a Delaware limited liability company (“CLNY”), and CLNC Advisors, LLC, a Delaware limited liability company (“CLNC”). The foregoing parties are collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS, CLNC Manager, LLC (“Colony Manager”), Colony Credit Real Estate, Inc. (“CLNC Parent”), Credit RE Operating Company, LLC (“CLNC OP”) and, solely for certain specified purposes therein, CLNY, have entered into that certain Termination Agreement, dated as of April 4, 2021 (the “Termination Agreement”), pursuant to which, among other things, Colony Manager, CLNC Parent and CLNC OP agreed to terminate that certain Amended and Restated Management Agreement, dated November 6, 2019, by and among Colony Manager, CLNC Parent, and CLNC OP; and

WHEREAS, in connection with the Termination Agreement, the Parties and certain of their respective Affiliates desire to provide certain transition services on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1    Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used but not otherwise defined herein will have the meanings given to them in the Termination Agreement.

1.2    Other Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“CLNC Scheduled Services” means the services to be provided to CLNC and certain of its Affiliates as set forth on Schedule 1 from and after the Effective Date, for the applicable durations set forth in Schedule 1.

“CLNY Scheduled Services” means the services to be provided to CLNY and certain of its Affiliates as set forth on Schedule 2 from and after the Effective Date, for the applicable durations set forth in Schedule 2.

“Confidential Information” means any and all confidential, proprietary or non-public information of or concerning the business, operations, activities, personnel, training, finances, actual or potential investments, plans, compensation, governance, clients or investors of either Party or any of their Affiliates or personal information of their respective employees or other representatives, whether written or oral, made available to the other Party under this Agreement.

Exhibit D-1

“Indemnitee” means any Person entitled to indemnification under this Agreement.

“Indemnitor” means any Person required to provide indemnification under this Agreement.

“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

“Scheduled Services” means, collectively, the CLNC Scheduled Services and the CLNY Scheduled Services.

“Service Provider” means CLNY or CLNC, or a respective Affiliate thereof, as applicable, in such Person’s capacity as the provider of Scheduled Services to the other Party or its Affiliates.

“Service Recipient” means CLNY or CLNC, or a respective Affiliate thereof, as applicable, in such Person’s capacity as the recipient of Scheduled Services from the other Party or its Affiliates.

“Service Term” means the duration for which a Scheduled Service is to be provided as set forth on Schedule 1 or Schedule 2, as applicable.

“Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement.

ARTICLE II

SCHEDULED SERVICES

2.1    Scheduled Services.

2.1.1    Services.

(a)      Each Service Provider, directly or through its Affiliates, shall provide or cause to be provided to the applicable Service Recipients the services set forth on Schedule 1 or Schedule 2, as applicable, from and after the Effective Date for the applicable Service Term.

(b)      Each Service Provider may reasonably supplement, modify, substitute or otherwise alter any of the Scheduled Services from time to time in a manner consistent with supplements, modifications, substitutions or alterations made for similar services provided or otherwise made available by such Service Provider to itself or its Affiliates; provided, however, that any such supplements, modifications, substitutions or alterations will not reasonably be expected to adversely affect the applicable Service Recipient, and each Service Provider shall provide the applicable Service Recipient with at least five (5) days’ prior written notice of any such supplements, modifications, substitutions or alterations. Unless otherwise agreed by a Service Provider, no Service Provider shall be required to provide a scope or volume of Scheduled Services greater than the scope and volume of the applicable Scheduled Services provided to the business of its

Exhibit D-2

Service Recipient during the twelve (12) month period immediately prior to the Effective Date (the “Look-Back Period”).

(c)      Each Party agrees that, for the duration of the Term, it shall use commercially reasonable efforts to provide such assistance and cooperation as may be reasonably requested by the other Party to facilitate an orderly transition of Scheduled Services between the Parties.

2.1.2    Direction of Employees. Each Service Provider shall be solely responsible for all salary, wages, bonuses and commissions, employment, payroll and other benefits of and liabilities owed to (including severance and worker’s compensation and the withholding and payment of applicable taxes relating to such employment), and compliance with immigration and visa laws and requirements in respect of, its personnel assigned to perform the Scheduled Services. In performing their respective duties hereunder, all personnel engaged in providing Scheduled Services shall be under the direction, control and supervision of the Service Provider engaging such personnel, and such Service Provider shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such personnel. The employees of each Service Provider engaged in providing Scheduled Services shall not, by virtue thereof, become employees of the Service Recipient receiving such Scheduled Services.

2.1.3    Cooperation. Each Service Recipient shall (a) reasonably cooperate with its Service Providers with respect to the provision of Scheduled Services and (b) use commercially reasonable efforts to enable such Service Providers to provide such Scheduled Services in accordance with this Agreement. Each Service Recipient shall provide its Service Providers with (x) access to its facilities and resources (including personnel) as is reasonably necessary for such Service Providers to perform the Scheduled Services, (y) all information and documentation reasonably necessary for such Service Providers to perform the Scheduled Services, and (z) timely decisions in order that such Service Providers may perform their obligations hereunder. The failure of any Service Recipient to comply with this Section 2.1.3 with respect to a Scheduled Service in a way that prevents or hinders a Service Provider from providing such Scheduled Service at all or in accordance with the service standard set forth in Section 2.2 shall excuse such Service Provider from any liability to the extent resulting from such Service Provider’s inability or failure to provide such Scheduled Service in accordance with the terms of this Agreement, until such time as such failure has been cured.

2.1.4    Permits. Notwithstanding anything in this Agreement to the contrary, no Service Provider shall be obligated to provide a Scheduled Service if the provision of such Scheduled Service would violate any applicable Law or rules of professional ethics. If a Service Provider is prevented from providing, or causing to be provided, any Scheduled Service because(a) any necessary Permit is not in place, or (b) providing such Scheduled Service or causing it to be provided would violate applicable Law or rules of professional ethics, such Service Provider shall use commercially reasonable efforts to (i) notify its Service Recipients receiving such Scheduled Service of such prevention as soon as practicable, and (ii) provide alternative reasonably equivalent services. If, after the Effective Date, a Service Provider changes the manner in which it provides the Scheduled Services such that it must obtain any additional Permits necessary to provide the Scheduled Services, such Service Provider shall be responsible for obtaining such

Exhibit D-3

necessary Permits, unless such change is made at its Service Recipient’s request, in which event such Service Recipient shall be responsible, at its own expense, for obtaining such necessary Permits.

2.1.5    Omitted Services. The Parties each have used commercially reasonable efforts to identify and describe the Scheduled Services. However, the Parties acknowledge and agree that there may be services which are not identified on Schedule 1 or Schedule 2, as applicable, that (A) in the case of the CLNC Services, were provided by a Service Provider to a Service Recipient or its subsidiaries during the Look-Back Period, (B) had been performed by the employees now employed by a Service Provider or its Affiliates or provided pursuant to contracts to which a Service Provider or its Affiliates is now a party or assets now owned by Service Provider or its Affiliates, and (C) are necessary to operate the business of the Service Recipient (as such business is currently conducted) after the Closing Date (collectively, the “Omitted Services”). At any time during the sixty (60) day period immediately following the Effective Date, a Service Recipient may provide written notice to its Service Provider requesting such Omitted Services setting forth in reasonable detail a description of the requested Omitted Service(s), the proposed start date or dates and the proposed termination date or dates. The Parties agree to cooperate and negotiate in good faith using reasonable efforts in order to come to an agreement regarding the provision of Omitted Services on reasonable terms and conditions that are mutually agreed to by the Parties; provided however, that if the Parties cannot agree on the termination date or dates of the Omitted Service(s), such service(s) shall be provided for a ninety (90)-day term. Any Omitted Services shall be subject in all respects to the terms of this Agreement, shall be considered added to Schedule 1 or Schedule 2, as applicable, shall constitute an agreed amendment to this Agreement and shall thereafter be considered a Scheduled Service.

2.2    Standard of Services. Subject to Section 5.6.2, each Service Provider shall use commercially reasonable efforts to perform each Scheduled Service or to cause such Scheduled Services to be performed at a standard that is (a) in accordance with applicable Law, (b) no lower than the standard to which such Scheduled Service was provided during the Look-Back Period and (c) no lower than the standard to which the same or substantially similar services are provided or otherwise made available by such Service Provider to itself or its Affiliates. Each Service Recipient understands and agrees that the Service Providers are not in the business of providing transition services to third parties, and under no circumstances shall any Service Provider be held accountable to a higher standard of care than that set forth herein. The description of services in Schedule 1 or Schedule 2 shall not alter, amend or supplement the service standard set forth in this Section 2.2.

2.3    Limitation on Services.

2.3.1    Each Service Recipient acknowledges and agrees that each Service Provider’s obligation to provide the Scheduled Services under the standards of performance set forth in Section 2.2 of this Agreement shall be subject to and shall be limited to the extent to which the applicable Service Provider’s ability to provide Scheduled Services is adversely affected by such Service Recipient’s failure to perform its obligations hereunder, under the Termination Agreement or any other Transaction Documents.

Exhibit D-4

2.3.2    Neither Party shall have any obligation to cause any Scheduled Services to be provided to any Person other than the other Party or its controlled Affiliates.

2.3.3    Except as otherwise mutually agreed by the Parties, no Service Provider shall be obligated to cause to be provided Scheduled Services to a Service Recipient in support of the businesses of a Service Recipient other than the businesses of such Service Recipient as currently conducted.

2.3.4    No Service Provider shall be obligated to provide any Scheduled Service (or portion thereof), but shall use reasonable efforts to provide alternative equivalent services, to the extent performance of such Scheduled Service (or portion thereof) would require such Service Provider to violate or breach (i) any applicable Law or any order of any Governmental Authority; (ii) the terms and conditions of a contract applicable to the administration of its business as currently conducted; (iii) such Service Provider’s written policies and procedures generally applicable to its other businesses or customers, including any changes made thereto, to the extent such changes are made (A) after the Effective Date and (B) (1) to comply with applicable Law or any order of any Governmental Authority, or (2) to respond to a new legal or regulatory requirement or to respond to a reasonably plausible security threat; or (iv) the Termination Agreement or any other Transaction Documents.

2.4    Dispute Resolution.

2.4.1    Amicable Resolution. The Parties mutually desire that friendly collaboration will continue between them during the Term. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement (including the standard of performance, delay of performance or non-performance of obligations), then the Transition Managers (as defined in Section 2.8) shall seek to resolve the Dispute amicably. If the Transition Managers are unable to resolve a Dispute within fifteen (15) days, then either Transition Manager, by written request to the other, may request that such Dispute be referred for resolution to a designated senior executive of each Party (“Designated Senior Executives”), which Designated Senior Executives will have five (5) Business Days to resolve such Dispute. If the Designated Senior Executives for each Party do not agree to a resolution of such Dispute within five (5) Business Days after the matter is referred to them, either Party may bring an action regarding such Dispute as set forth in Section 11.5.

2.4.2    Non-Exclusive Remedy. Nothing in this Section 2.4 will prevent either Party from immediately seeking injunctive or interim relief (i) in the event of any actual or threatened breach of any of the provisions of ARTICLE VIII, (ii) in the event that the Dispute relates to, or involves a claim of, actual or threatened infringement or violation of intellectual property or (iii) to the extent necessary for either Party to preserve any right hereunder. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.5. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 2.4.1.

Exhibit D-5

2.5    No Agency. Each Party acknowledges that it has entered into this Agreement for independent business reasons. The relationship of the Parties hereunder is that of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship. Neither Party shall have any power or authority to negotiate or conclude any agreement, or to make any representation or to give any understanding on behalf of the other in any way whatsoever.

2.6    Subcontracting. Each Service Provider may subcontract for the performance of any Scheduled Service to be provided by such Service Provider to any Person; provided, that such Service Provider shall remain responsible for the compliance by each such third party subcontractor with the standards for Scheduled Services set forth in this Agreement and all other terms and obligations of such Service Provider under this Agreement relating to the provision of such service or services as if provided by such Service Provider. Any act or omission of any third party subcontractor with respect to Scheduled Services shall be deemed to be an act or omission of the Service Provider engaging such third party subcontractor for all purposes of this Agreement.

2.7    Consents. Notwithstanding any provision of this Agreement to the contrary, if the provision of any Scheduled Service as contemplated by this Agreement requires the consent, permission, waiver, agreement, license or approval of any third party (each, a “Consent”) not previously obtained, each Party shall, and shall cause its Affiliates to, use its commercially reasonable efforts to obtain such Consent as promptly as possible after the Effective Date. The Service Recipient of such Scheduled Service shall be solely responsible for all costs of obtaining such Consent, including any payments that are required to be made to any third party; provided that no such costs shall be incurred without the Service Recipient’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. If the Parties are unable to obtain such a Consent, until such time as such Consent is obtained, the Parties shall, and shall cause each of their respective Affiliates to, use commercially reasonable efforts to cooperate in any lawful and economically feasible mutually agreed upon alternative arrangement such that the applicable Service Recipient receives such Scheduled Services or reasonably equivalent alternative services and obtains the benefit and bears the burden of such service to the same extent (or as nearly as practicable) as if such Consent were obtained; provided, that such Service Recipient shall reimburse the Service Provider for any costs associated with such alternative arrangement to the extent they exceed the costs that would have been incurred by the Service Provider to provide the Scheduled Service as originally contemplated as if the required Consent had been obtained; provided that no such costs shall be incurred without the Service Recipient’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Each Party will continue to use its commercially reasonable efforts to obtain any such required Consent until the expiration of the applicable Service Term with respect to the corresponding Scheduled Service.

2.8    Transition Management. Each Party shall appoint a transition manager (each, a “Transition Manager”). The Transition Managers shall have the authority to represent the position of their respective Parties and to make operational decisions regarding the Parties’ performance of this Agreement. Each Transition Manager shall appoint or designate in a writing directed to the other Transition Manager, a person or persons to act in his or her stead on day-to-day matters within various functional areas when the Transition Manager is unavailable. Subject to the right to delegate duties to others, the Transition Managers shall serve as the primary contact point for the respective principals with respect to the obligations of the Parties under this Agreement. Each

Exhibit D-6

Transition Manager’s responsibilities shall include: (a) conducting reviews of compliance with the service standard in Section 2.2; (b) assuring compliance with this Agreement, including the schedules attached to this Agreement; (c) mitigating and resolving technical and business issues; (d) managing the service migration process; and (e) participating in the dispute resolution process under Section 2.4. A Party may designate a replacement for its Transition Manager by written notice to the other Party. Nothing in this Agreement shall be deemed to authorize either Transition Manager to amend this Agreement in any way.

2.9    Records and Audit. Each Party shall maintain true and correct records of all receipts, invoices, reports and other documents relating to the provision and receipt of Scheduled Services and the policyholder records of its business as currently conducted, as applicable, in accordance with their respective standard accounting practices and procedures, consistently applied, and shall provide each other with reasonable access to such records, subject to applicable Law and the obligations of ARTICLE VIII.

2.10    Ownership of Intellectual Property; License.

2.10.1    Any intellectual property owned by a Party or its Affiliates and used after the Effective Date in connection with the provision or receipt of the Scheduled Services, as applicable, shall remain the property of such Party or its Affiliates. Other than the license granted to a Party and its Affiliates pursuant to Section 2.10.2, neither Party nor its Affiliates shall have any right, title or interest in the intellectual property owned by the other Party or its Affiliates.

2.10.2    Each Party grants, and shall cause its Affiliates to grant, to the other Party and its Affiliates a limited, royalty-free, non-exclusive, non-transferable license, solely during the Term, to use the intellectual property owned by such Party or its Affiliates solely to the extent necessary for the other Party and its Affiliates to provide or receive the Scheduled Services, as applicable.

2.11    Certain Obligations of the Parties.

2.11.1    Each Party shall adhere, and shall cause its representatives to adhere, in all material respects to all applicable policies and procedures of the other Party and its Affiliates in effect as of the Effective Date, and such other applicable policies and procedures with respect to which the other Party notifies such Party in writing, as of the third (3rd) Business Day following receipt of such notice (except that a Party may require the other Party to immediately comply with, and in such case the other Party shall immediately comply with, any notice relating to policies or procedures addressing compliance with applicable Law or such Party’s cybersecurity or data security policies or requirements).

2.11.2    Each Party shall follow, and shall cause its representatives to follow, in all material respects, all security and access policies of the other Party, at all times during the term of this Agreement, to the extent that such Party or its representatives requires ingress to and egress from the premises occupied by the other Party or its Affiliates, for reasonable purposes necessary to the delivery or receipt of Scheduled Services hereunder or the performance of any obligations required by this Agreement.

Exhibit D-7

2.11.3    Each Service Recipient is and shall remain solely responsible for the content, accuracy and adequacy of all data that such Service Recipient or its representatives transmit or have transmitted to its Service Provider for processing or use in connection with the performance of the Scheduled Services.

2.11.4    Each Party shall comply, and shall cause its representatives to comply, with all applicable Laws in connection with their respective operations and obligations under this Agreement, including the receipt and use of the Scheduled Services.

2.11.5    Each Party shall cause its Affiliates that are Service Providers or Service Recipients hereunder to perform and fulfill the obligations applicable to it hereunder. Any act or omission of any such Affiliate shall be deemed to be an act or omission of such Party for all purposes of this Agreement.

ARTICLE III

TERM AND TRANSITION ASSISTANCE

3.1    Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date and, subject as to any Scheduled Service to the earlier expiration of the Service Term with respect thereto, shall continue until the earliest of:

3.1.1    the date on which the last of the Scheduled Services under this Agreement is terminated;

3.1.2    the date on which this Agreement is terminated by mutual agreement of the Parties; or

3.1.3    the date on which this Agreement is terminated pursuant to Section 7.1.

3.2    Termination.

3.2.1    Early Termination. If a Service Recipient wishes to terminate a Scheduled Service on a date that is earlier than the end of the Service Term, such Service Recipient shall notify its Service Provider in writing of the proposed date on which such Scheduled Service shall terminate (the “Termination Date”), at least three (3) Business Days prior to the Termination Date. If a Service Recipient provides its Service Provider with notice terminating or reducing a Scheduled Service, such Service Provider shall as soon as reasonably practicable after receiving such notice advise the Service Recipient in writing if such termination or reduction will require the termination or partial termination of any other Scheduled Service(s), or otherwise affects the provision of any other Scheduled Services. Except as set forth above, no such termination of any Scheduled Service will in any way affect a Service Provider’s obligation to provide or make available any other Scheduled Service provided or required pursuant to this Agreement, all in accordance with the terms of this Agreement. Effective on the Termination Date, such Scheduled Service shall be discontinued and thereafter, this Agreement shall be of no further force and effect with respect to such Scheduled Service, except as to obligations accrued prior to the Termination Date. Each Service Recipient acknowledges and agrees that (a) Scheduled Services provided by third parties may be subject to term-limited licenses or contracts between a Service Provider and applicable third parties (collectively, “Service Provider Third Party Contracts”), (b) the renewal

Exhibit D-8

periods under Service Provider Third Party Contracts may be for fixed periods, and (c) a Service Provider may not have the right to renew certain Service Provider Third Party Contracts. As a result, (x) each Service Recipient agrees that if a Service Provider is required to extend any Service Provider Third Party Contract in order to continue to provide any Scheduled Service during the Term, then it shall promptly notify the Service Recipient and, if Service Recipient elects to continue receiving the applicable Scheduled Service, then such Service Recipient shall be required to pay the Service Provider the full amount of any renewal fees or purchase commitments applicable to the relevant Scheduled Service for the full renewal period specified in the applicable Service Provider Third Party Contract, regardless of whether the Term or such Service Provider’s provision of the relevant Scheduled Service ends prior to the end of the relevant renewal period, (but provided that the Service Provider has used commercially reasonable efforts to minimize the extent of any excess renewal period or commitments) and (y) in the event that such Service Provider is unable to renew any applicable Service Provider Third Party Contract, such Service Provider shall reasonably cooperate with such Service Recipient to identify any reasonable alternatives to the impacted Scheduled Service. For the avoidance of doubt, no Service Provider shall be required to provide any Scheduled Service to the extent it is unable to renew any applicable Service Provider Third Party Contract.

3.3    Return of Materials. Each Service Provider shall, and shall cause its representatives to, maintain and preserve such books and records related to the provision of the Scheduled Services as required by the applicable Service Recipient’s standard document retention policies or as may be required by applicable Law. After a Scheduled Service is completed or terminated, each Service Provider shall transfer any records maintained by such Service Provider hereunder that pertain exclusively to such terminated and transferred Scheduled Service to the Service Recipient or to its designee, or, if reasonably requested by such Service Recipient, shall return or destroy all materials and property owned by the other Party and materials and property of a proprietary nature involving a Party or its Affiliates relevant solely to the provision or receipt of that Scheduled Service; provided, however that each Service Provider may maintain and preserve such books and records related to the provision of the Scheduled Services except (i) as otherwise required by applicable Law, and (ii) to the extent that the materials are otherwise retained on e-mail platforms, in archival back-up tapes or similar storage media or are otherwise retained in accordance with the internal policies of such Service Provider, subject in each case to the requirements of ARTICLE VIII hereunder.

ARTICLE IV

COMPENSATION AND PAYMENT ARRANGEMENTS FOR SCHEDULED SERVICES

4.1    Compensation for Scheduled Services.

4.1.1    This Agreement is being entered into in connection with the Termination Agreement, and except as expressly set forth herein (including, for the avoidance of doubt, the schedules hereto), no additional consideration or other fees shall be payable by any Service Recipient to any Service Provider in respect of or in consideration for the Scheduled Services hereunder.

Exhibit D-9

4.1.2    Taxes.

(a)    Each Service Recipient will pay (or reimburse) and be liable for all sales, goods or services, excise, value added, use, transfer, consumption or similar taxes (the “Sales and Service Taxes”) imposed on Scheduled Services provided by a Service Provider; provided, that Service Recipient will not be responsible for any Sales and Services Taxes attributable to Service Provider’s failure to comply with any applicable certification, identification, documentation, information or other reporting requirement, in each case, required to be satisfied by Service Provider under applicable Law. The Party legally obligated to pay any such Taxes shall be responsible for paying such Taxes to the appropriate taxing authority. Each Service Recipient shall reimburse such Service Provider for any such Taxes paid by such Service Provider within thirty (30) days of the Service Recipient’s receipt of evidence of payment thereof. Each Party shall pay and be responsible for its own personal property taxes and franchise taxes and taxes based on its own income or profits or assets. Service Recipient shall be entitled to any refund, credit or offset of Sales and Service Taxes borne by Service Recipient under this Section 4.1.2, including any interest paid by the applicable taxing authority. To the extent the Service Provider recovers any refund, credit or offset of such Sales and Service Taxes, it shall promptly repay such refund, credit or offset to the Service Recipient (net of any additional taxes Service Provider incurs or will incur as a result of the receipt of such refund, credit or offset).

(b)    Notwithstanding any other provision in this Agreement to the contrary, Service Recipient (and its applicable Affiliates) shall be entitled to deduct and withhold (or to cause to be deducted and withheld) from all amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. Any amounts so deducted or withheld shall be (i) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made and (ii) timely paid over to the appropriate Governmental Authority as required by applicable Law.

(c)    With respect to each provision in this Section 4.1.2, each Service Recipient and each Service Provider shall reasonably cooperate with each other and take any action to provide or make available any information reasonably requested (and with a sufficient level of detail) in order to avail themselves of any available exemptions from and to minimize (i) any Sales and Service Taxes payable with respect to the Scheduled Services and (ii) any amounts required to be deducted or withheld from any amounts otherwise payable pursuant to this Agreement.

4.1.3    Out-of-Pocket Expenses. In the event that a Service Provider incurs reasonable and documented out-of-pocket expenses in connection with the provision of any Scheduled Service, including license fees and payments to third party service providers (including, for the avoidance of doubt, costs and payments for obtaining Consents pursuant to Section 2.7 hereunder) or subcontractors, but excluding payments made to or on behalf of employees of such Service Provider or other general overhead expenses (such included expenses, collectively, “Out-of-Pocket Expenses”), the applicable Service Recipient shall reimburse such Service Provider for all Out-of-Pocket Expenses to the extent they are directly attributable to the Scheduled Services;

Exhibit D-10

provided, however, that the Service Provider shall be responsible for (and the Service Recipient shall not be required to reimburse) any Out-of-Pocket Expenses to the extent they (i) would result in the aggregate amount of reimbursable Out-of-Pocket Expenses exceeding the Historical Out-of-Pocket Expense Run Rate (as defined below) and (ii) are incurred as a result of any actions taken by the Service Provider or its Affiliates. For purposes of this Agreement, “Historical Out-of-Pocket Run Rate” means $45,000 per month. Each Service Provider shall issue monthly invoices to its Service Recipients (“Invoices”), which shall set forth in reasonable detail all such Out-of-Pocket Expenses incurred by such Service Provider under this Agreement. All payments pursuant to this Agreement shall be made by each Service Recipient within thirty (30) days after the date of receipt of an Invoice.

ARTICLE V

INDEMNIFICATION

5.1    Indemnification by Service Providers. Each Service Provider shall indemnify and hold harmless its Service Recipients and their Affiliates from any and all Losses to the extent relating to or arising out of Third Party Claims relating to, resulting from or arising out of any actual fraud, gross negligence or willful misconduct by or on behalf of such Service Provider or any of its Affiliates or subcontractors in providing any of the Scheduled Services that such Service Provider is obligated to provide hereunder (“Service Recipient Indemnifiable Losses”).

5.2    Indemnification by Service Recipients. Each Service Recipient shall indemnify and hold harmless its Service Providers and their Affiliates from any and all Losses to the extent relating to or arising out of Third Party Claims relating to, resulting from or arising out of such Service Provider’s provision of the Scheduled Services hereunder except to the extent relating to, resulting from or arising out of any actual fraud, gross negligence or willful misconduct by or on behalf of such Service Provider or any of its Affiliates or subcontractors in providing any of the Scheduled Services that such Service Provider is obligated to provide hereunder (“Service Provider Indemnifiable Losses”, and each of “Service Provider Indemnifiable Losses,” and “Service Recipient Indemnifiable Losses” are “Indemnifiable Losses”).

5.3    Indemnification Procedures.

5.3.1    If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice thereof and such notice shall include a reasonable description of the claim, any documents relating to the claim, an estimate of the Indemnifiable Losses and shall reference the specific sections of this Agreement that form the basis of such claim; provided, however, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay. The Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

5.3.2    The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the

Exhibit D-11

Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not, as long as it conducts such defense, be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable and documented fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee has not yet given notice of the Third Party Claim as provided above). If the Indemnitor chooses to defend any Third Party Claim, the Parties shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a complete and unconditional release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any injunctive relief or other equitable remedy and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee.

5.4    Mitigation of Damages. Each Party agrees that it will, and will cause its Affiliates who are Indemnitees hereunder to, use commercially reasonable efforts to mitigate and otherwise minimize, in accordance with applicable Law, any Indemnifiable Losses for which an Indemnitee may seek indemnification under this Agreement.

5.5    Insurance. Notwithstanding anything to the contrary contained herein, no Party indemnified under this ARTICLE V shall be indemnified or held harmless hereunder to the extent such Indemnifiable Losses are actually recovered from insurance provided by a third Person.

5.6    Exclusive Remedy.

5.6.1    Each Party acknowledges and agrees that, following the Effective Date, other than (a) in the case of actual fraud, (b) as expressly set forth herein, including Section 5.6.2, and (c) with respect to equitable relief available hereunder, including Section 2.4.2, and the termination rights provided under Section 7.1, the indemnification provisions of this ARTICLE V shall be the sole and exclusive remedy of such Party for any Proceedings arising from or related to this Agreement.

5.6.2    In the event of any breach of this Agreement by a Service Provider with respect to the provision of the Scheduled Services, including such Service Provider failing to provide a Scheduled Service in accordance with the service standard set forth in Section 2.2, upon

Exhibit D-12

such Service Recipient’s written request, the Service Provider shall promptly re-perform such Scheduled Service (if Service Provider can reasonably be expected to re-perform in a commercially reasonable manner) at such Service Provider’s sole cost and expense, other than in respect of any related Out-of-Pocket Expenses, which shall be paid in accordance with Section 4.1.3. Any request for re-performance in accordance with this Section 5.6.2 by a Service Recipient must be in writing and specify in reasonable detail the particular breach, and such request must be made no more than one (1) month from the date such breach becomes apparent or should have reasonably become apparent to such Service Recipient.

ARTICLE VI

FORCE MAJEURE

If performance by either Party of any terms or provisions hereof shall be delayed or prevented, in whole or in part, because of or related to compliance with any applicable Law, decree, request or order of any Governmental Authority, or because of riots, war, public disturbance, fire, explosion, storm, flood, acts of God, acts of terrorism, epidemic, pandemic or disease outbreak (including the COVID-19 virus and its variants) or for any other reason that is not within the control of such Party and that by the exercise of reasonable diligence such Party is unable to prevent (each, a “Force Majeure Event”), then (i) such Party shall give written notice to the other Party, (ii) the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact on both Parties of such conditions, and (iii) such Party shall be excused from its obligations hereunder during the period such Force Majeure Event continues, and no liability shall attach against it on account thereof. Neither Party shall be excused from performance if it fails to use commercially reasonable efforts to promptly remedy the situation and remove the cause and effect of the Force Majeure Event.

ARTICLE VII

REMEDIES; LIMITATION OF LIABILITY AND SURVIVAL

7.1    Remedies Upon Material Breach. In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice thereof, and:

7.1.1    If such breach is for any material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within thirty (30) days of the date of such notice.

7.1.2    In the case of any such breach that is not cured in accordance with Section 7.1.1, then the non-defaulting Party shall also have the right to terminate this Agreement in its entirety or with respect to the affected Scheduled Service(s), upon written notice thereof to the defaulting Party, effective on the date set forth in such notice but no sooner than the date immediately after the expiration of the 30-day cure period.

7.2    Limitation of Liability.

7.2.1    NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES, OR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER SUCH

Exhibit D-13

DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE OR ANY OTHER THEORY, EXCEPT (A) TO THE EXTENT AWARDED OR PAID TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM THAT IS INDEMNIFIED PURSUANT TO ARTICLE V; (B) FOR CLAIMS BASED ON A BREACH OF ARTICLE VIII HEREUNDER; OR (C) FOR CLAIMS BASED ON A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.2.2    THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY, RESPECTIVELY, UNDER THIS AGREEMENT (EXCLUDING ARTICLE VIII) SHALL BE CAPPED AT THE GREATER OF (A) $250,000, AND (B) THE AMOUNT ACTUALLY RECOVERED BY SUCH PARTY FROM INSURANCE COVERING AND ALLOCABLE TO SUCH CLAIMS, EXCEPT FOR CLAIMS BASED ON A PARTY’S ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.3    Survival Upon Expiration or Termination. The provisions of Sections 2.1.2, 2.4, 2.5, 2.9, 2.10.1, 3.2.1, and 3.3, and ARTICLE I, ARTICLE IV, ARTICLE V, ARTICLE VII, ARTICLE VIII, ARTICLE IX, ARTICLE X, and ARTICLE XI shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

ARTICLE VIII

CONFIDENTIALITY

8.1    Confidential Information.

8.1.1    Each Party covenants that it shall, and shall cause its Affiliates, and direct its and their representatives and any third party subcontractors to (a) accord the Confidential Information of the other Party the same degree of confidential treatment that it accords its similar proprietary and confidential information, but in no event less than a reasonable degree of care, (b) not use such Confidential Information for any purpose other than solely as required for performance of the Scheduled Services, and (c) not disclose such Confidential Information to any Person unless such person has a “need to know” such Confidential Information in order to provide or receive the Scheduled Services; provided, that such Party will require such Persons to comply with the restrictions of this ARTICLE VIII as if such Person was a party hereto and such Persons have agreed or are subject to written confidentiality obligations no less restrictive than those set forth herein. Each Party agrees to establish and maintain administrative, physical and technical safeguards, data security procedures and other protections against the destruction, loss, unauthorized access or alteration of the other Party’s Confidential Information which are no less rigorous than those otherwise maintained for its own Confidential Information.

8.1.2    Notwithstanding any other provision of this Agreement, a Party may disclose Confidential Information of the other Party to the extent the disclosing Party demonstrates that such disclosure is (a) required to be made pursuant to applicable Law, Governmental Authority, duly authorized subpoena or court order, (b) required to be made to a court or other tribunal in connection with the enforcement of such Party’s rights under this Agreement or to contest claims between the Parties, (c) made to such Party’s service providers, Affiliates or its or their Representatives who need to know such Confidential Information for the purpose of rendering services under this Agreement, or (d) approved by the prior written consent of the other

Exhibit D-14

Party. Each Party will promptly notify the other Party if it receives a subpoena or otherwise becomes aware of events that may legally require it to disclose Confidential Information of the other Party pursuant to (a) or (b) as set forth above, and will cooperate with the other Party (at the other Party’s expense) to obtain an order quashing or otherwise modifying the scope of such subpoena or legal requirement, in an effort to prevent the disclosure of such Confidential Information.

8.1.3    For purposes of this Agreement, “Confidential Information” does not include any information to the extent such information (a) was previously known by the receiving Party, its Affiliates or its representatives or independently developed by the receiving Party, its Affiliates or its representatives without reference to or use of the Confidential Information, (b) is or becomes part of the public domain through no fault of the receiving Party, its Affiliates or its representatives (but excluding, for this Section 8.1.3(b), personal information), or (c) was obtained by the applicable Party from a third party, which source is not, to such Party’s knowledge, bound by a confidentiality agreement with the other Party or its representatives and is not, to such Party’s knowledge, otherwise prohibited from transmitting the information to such Party by a contractual, legal or fiduciary obligation.

8.2    Unauthorized Access. Each Party shall (a) notify the other Party promptly of any unauthorized possession, use, or knowledge of any Confidential Information by any person which becomes known to it, any attempt by any person to gain possession of Confidential Information without authorization or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, “Unauthorized Access”), (b) promptly furnish to the other Party complete details of the Unauthorized Access and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (d) use commercially reasonable efforts to mitigate the Unauthorized Access and prevent a recurrence of any such Unauthorized Access. To the extent that a receiving Party inadvertently obtains access to any Confidential Information of the providing Party to which it was otherwise not intended to have access, if the receiving Party has knowledge of such access, the receiving Party shall immediately notify the providing Party and shall promptly destroy any such Confidential Information, certify its destruction, and instruct its employees not to use or otherwise act on such Confidential Information.

ARTICLE IX

SYSTEM ACCESS

If either Party (or any of its Affiliates or representatives) are at any time given access (each in such capacity, a “Guest User”) to the other Party’s computer system(s) or software (collectively, “Systems”) in connection with the performance of this Agreement, such Guest User shall comply with the other Party’s (each in such capacity, a “Host”) Systems security policies, procedures and requirements which the Host makes available to the Guest User from time to time. Each Party acknowledges and agrees, on behalf of itself and its representatives, that it shall not access, or attempt to access, any of the other Party’s or its Affiliates’ Systems without the prior written consent of the other Party (such consent to be granted or withheld in such Party’s sole discretion). Each Party shall limit access to the other Party’s and its Affiliates’ Systems to those representatives with a need to have such access in connection with the performance of its obligations or receipt of

Exhibit D-15

Scheduled Services, and any such access shall only be for purposes directly related to the performance of its obligations or receipt of the Scheduled Services. Each Party agrees not to, and shall cause its representatives not to, access or manipulate the other Party’s and/or any of its Affiliates’ data without the other Party’s written permission, except as required to perform its obligations under this Agreement or as agreed between the Parties in advance in writing.

ARTICLE X

DISCLAIMER OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Except for the representations, warranties and covenants expressly made in this Agreement, neither Party has made nor hereby makes any express or implied representations, warranties or covenants, statutory or otherwise, of any nature, including with respect to the warranties of merchantability, quality, quantity, suitability or fitness for a particular purpose or the results obtained by the Scheduled Services. All other representations, warranties, and covenants, express or implied, statutory, common law or otherwise, of any nature, including with respect to the warranties of merchantability, quality, quantity, suitability or fitness for a particular purpose or the results obtained by the Scheduled Services are hereby disclaimed by each Service Provider.

ARTICLE XI

MISCELLANEOUS

11.1    Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands and other communications to be given hereunder (collectively, “Notices”) will be in writing and will be deemed given upon (a) confirmation of receipt of an email transmission to the extent transmitted by 5:00 p.m. (local time of recipient) on a Business Day or if transmitted after such time on a Business Day or any other day, the Business Day next following the day of transmission and confirmation of receipt of the transmission of email, (b) confirmed delivery by a reputable overnight carrier or when delivered by hand, (c) actual receipt or (d) the expiration of four (4) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice):

If to CLNC, to:

CLNC Advisors, LLC

590 Madison Ave., 33rd Floor

New York, NY 10022

Attn: Frank V. Saracino, Chief Financial Officer

(fsaracino@clny.com)

With a copy to (which shall not constitute notice): David A.

Palamé, General Counsel (dpalame@clny.com)

Exhibit D-16

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Robin Panovka; Karessa Cain

Email: RPanovka@WLRK.com; KLCain@wlrk.com

If to CLNY, to:

Colony Capital Investment Advisors, LLC

750 Park Of Commerce Drive, Suite 210

Boca Raton, FL 33487

Attention: Director, Legal Department

Email: clny-legal@clny.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Adam Turteltaub; Morgan McDevitt

Email: aturteltaub@willkie.com; mmcdevitt@willkie.com

11.2    Construction. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise: (a) the singular includes the plural and the plural includes the singular wherever and as often as may be appropriate, (b) the words “includes” or “including” mean “including without limitation,” (c) the word “or” is not exclusive, (d) the words “this Agreement,” “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not any particular section or article in which such words appear and (e) the words “as amended” mean “as amended from time to time.” All references to Dollars or “$” are to United States dollars. All references to “days” are to calendar days. Any reference to a particular Law means such Law as amended, modified or supplemented (including all rules and regulations promulgated thereunder) and, unless otherwise provided, as in effect from time to time.

11.3    Entire Agreement. This Agreement, together with the Termination Agreement, Disclosure Schedule, and the other Transaction Documents, contain the sole and entire agreements between the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, understandings, negotiations, and agreements (whether written or oral) among the Parties or between any of them with respect to the subject matter of this Agreement and the other Transaction Documents.

Exhibit D-17

11.4    Successor and Assigns; Third Party Beneficiaries. Subject to Section 2.6, neither this Agreement nor the rights and obligations hereunder may be assigned, subcontracted or otherwise delegated or transferred by a Party without the prior written consent of the other Party. All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure solely for the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns (and in the case of indemnities, for the benefit of all Persons indemnified). Nothing herein expressed or implied is intended or will be construed to confer upon or to give to any Person that is not a Party any rights, claims or remedies under or by reason of this Agreement. Notwithstanding the foregoing, without the consent of the other Party, (i) either Party may assign all of its rights and obligations in whole under this Agreement in connection with a merger, consolidation, liquidation or other business combination involving or an acquisition of all or substantially all assets of such Party by an unaffiliated third party (a “Change of Control”) so long as the resulting, surviving or transferee person assumes all the obligations of the relevant Party hereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party; provided that in the event of a Change of Control of a Party in which the acquirer is a competitor of the other Party (as determined by the other Party in its reasonable discretion), the other Party shall have the right to terminate this Agreement, and (ii) either Party may assign certain of its rights and obligations under this Agreement to an unaffiliated third party acquirer of any assets of a Service Recipient, and following such assignment, the applicable Service Provider(s) shall continue to provide the Scheduled Services hereunder in respect of such assets except to the extent the Service Recipient elects to terminate such Scheduled Services. In the event of a Change of Control of a Service Provider, unless the rights and obligations of such Service Provider under this Agreement vest in such resulting, surviving or transferee person by operation of law, such Service Provider shall assign its rights and obligations under this Agreement to such resulting, surviving or transferee person to ensure continued provision of the services hereunder to the applicable Service Recipients.

11.5    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Delaware state court or federal court of the United States of America sitting in the City of Wilmington, County of New Castle, and any appellate court from any thereof, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(c)    Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Exhibit D-18

11.6    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.7    No Offset. No Party to this Agreement may offset any amount due to the other Party hereto or any of such other Party’s Affiliates against any amount owed or alleged to be owed from such other Party or its Affiliates under this Agreement or any other Transaction Document without the written consent of such other Party.

11.8    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including .pdf or electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.9    Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear all of its own costs, fees and expenses, if any, incurred by or on its behalf in connection with this Agreement and the transactions covered hereby.

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Exhibit D-19

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COLONY CAPITAL INVESTMENT ADVISORS, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit D-20

CLNC ADVISORS, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit D-21